UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

35 Dory Road

Gloucester, Massachusetts 01930

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on February 5, 2009

The 2009 Annual Meeting of Stockholders of Varian Semiconductor Equipment Associates, Inc. will be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Thursday, February 5, 2009 at 9:30 a.m., local time, to consider and act upon the following matters:

(1)	To elect two Class I Directors for a term of three years;

(2)	To further amend the Amended and Restated 2006 Stock Incentive Plan to provide guidelines for performance awards in order to comply with the requirements of Internal Revenue Code Section 162(m);

(3)	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending October 2, 2009; and

(4)	To transact such other business as may properly come before the meeting or any adjournment thereof.

These matters are more fully described in the enclosed proxy statement.

December 12, 2008 was the record date for determining which stockholders are entitled to notice of, and to vote at, the meeting and at any subsequent adjournments or postponements. Our stock transfer books will remain open for the purchase and sale of shares of our common stock. A list of stockholders entitled to vote at the 2009 Annual Meeting is available for inspection at our principal executive offices at 35 Dory Road, Gloucester, Massachusetts 01930.

In accordance with rules adopted by the Securities and Exchange Commission, we are now furnishing proxy materials to many of our stockholders on the Internet, rather than mailing paper copies of the materials (including our Annual Report on Form 10-K) to each stockholder. If you received only a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail or e-mail, you will not receive a paper copy of the proxy materials unless you request one. Instead, the Notice will provide you with instructions on how to access and view the proxy materials on the Internet. The Notice will also instruct you as to how you may access your proxy card to vote over the Internet or by telephone. If you received a Notice by mail or e-mail and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice.

The Notice of Internet Availability of Proxy Materials is being mailed to our stockholders on or about December 19, 2008 and sent by e-mail to our stockholders who have opted for such means of delivery on or about December 19, 2008.

Please promptly submit your proxy over the Internet, by phone or by mail. You may revoke your proxy at any time before the 2009 Annual Meeting by following the procedures described under the caption “Revocation of Proxy” on page 3 of the proxy statement.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Gary E. Dickerson

Chief Executive Officer

Gloucester, Massachusetts

December 19, 2008

Your Vote Is Important

It is important that your shares be represented at the Annual Meeting. Therefore, whether or not you expect to attend the Annual Meeting, please submit your proxy (1) over the Internet, (2) by telephone or (3) by mail. For specific instructions, please see “Appointment of Proxy” beginning on the second page of the proxy statement and the instructions on the proxy card relating to the Annual Meeting.

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

PROXY STATEMENT SCHEDULE 14A

i

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

35 Dory Road

Gloucester, Massachusetts 01930

Proxy Statement for the 2009 Annual Meeting of Stockholders

To Be Held on February 5, 2009

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Varian Semiconductor Equipment Associates, Inc. for use at our 2009 Annual Meeting of Stockholders to be held on February 5, 2009 at 9:30 a.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and at any adjournments or postponements of that meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. These proxy materials were first furnished to stockholders on or about December 19, 2008.

PURPOSE OF MEETING

As described in more detail in this proxy statement, we will vote on the following proposals at the 2009 Annual Meeting:

(1)	To elect two Class I Directors for a three-year term;

(2)	To further amend the Amended and Restated 2006 Stock Incentive Plan to provide guidelines for performance awards in order to comply with the requirements of Internal Revenue Code Section 162(m);

(3)	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending October 2, 2009; and

(4)	To transact such other business as may properly come before the meeting or any adjournment thereof.

APPOINTMENT OF PROXY

General

Stockholders of Record

We encourage you to appoint a proxy to vote on your behalf by promptly submitting the proxy that is solicited by our Board of Directors and that, when properly completed, will ensure that your shares are voted as you direct. We strongly encourage you to submit your completed proxy to us regardless of whether you will attend the 2009 Annual Meeting to ensure that your vote is represented at the 2009 Annual Meeting.

If we do not receive your completed proxy prior to the Annual Meeting, your proxy will not be valid. In this case, unless you attend the 2009 Annual Meeting, your shares will not be represented.

If you received a paper copy of these proxy materials, included with such copy is a proxy card or a voter instruction card for the Annual Meeting. If you received a Notice of Internet Availability of Proxy Materials, the Notice will contain instructions on how to obtain a paper copy of a proxy card, as well as how to vote over the Internet or by telephone. If you are a registered stockholder (where you hold your stock in your own name) you may submit a proxy over the Internet by following the instructions at http://proxy.ir.vsea.com. Proxy submissions over the Internet or by telephone are valid under Delaware law. If your shares are held in “street name,” you will need to contact your bank, broker or other nominee to determine whether you will be able to submit a proxy over the Internet or by telephone.

The persons named in the proxy card have been designated as proxies by our Board of Directors. The designated proxies are our officers. They will vote as directed by the completed proxy card.

Stockholders of record may appoint another person to attend the 2009 Annual Meeting and vote on their behalf by crossing out the Board of Directors-designated proxies, inserting such other person’s name on the proxy card and returning the duly executed proxy card to us. When the person you appoint as proxy arrives at the 2009 Annual Meeting, the inspector of elections will verify such person’s authorization to vote on your behalf by reference to your proxy card.

If you wish to change your vote, you may do so by revoking your proxy before the 2009 Annual Meeting. Please see “Revocation of Proxy” below for more information.

Beneficial Owners

If you hold your shares in street name, these proxy materials are being forwarded to you by your bank, broker or their appointed agent. If you received a paper copy of these proxy materials, you should also have received a voter instruction card instead of a proxy card. Your bank or broker will vote your shares as you instruct on the voter instruction card. We strongly encourage you to promptly complete and return your voter instruction card to your bank or broker in accordance with their instructions so that your shares are voted. You may also request a legal proxy from your bank or broker to vote in person at the 2009 Annual Meeting.

If you hold your shares in street name and you received a Notice of Internet Availability of Proxy Materials, you will need to contact your bank, broker or other nominee to determine whether you will be able to submit a proxy over the Internet or by telephone or to obtain a voter instruction card.

General

The persons who are the designated proxies will vote as you direct in your proxy. Please note that proxies returned without voting directions, and without specifying a proxy to attend the 2009 Annual Meeting and vote on your behalf, will be voted by the proxies designated by our Board of Directors in accordance with the recommendations of our Board of Directors.

If any other matter properly comes before the 2009 Annual Meeting, your proxies will vote on that matter in their discretion.

Voting Securities and Votes Required

On December 12, 2008, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were outstanding and entitled to vote an aggregate of 72,829,879 shares of our common stock. Holders of shares of our common stock are entitled to one vote per share.

Under our bylaws, the holders of a majority of the shares of our common stock outstanding and entitled to vote at the meeting will constitute a quorum for the transaction of business at the meeting. Shares of our common stock represented in person or by proxy (including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

The affirmative vote of the holders of a plurality of votes cast by the stockholders entitled to vote at the meeting is required for the election of the Class I Directors. The affirmative vote of the holders of a majority of the shares of our common stock voting on the matter is required for the amendment to the Amended and Restated 2006 Stock Incentive Plan and the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending October 2, 2009.

Shares that abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on the election of the Class I Directors, the amendment to the Amended and Restated 2006 Stock Incentive Plan and the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending October 2, 2009. Stockholders are encouraged to return the enclosed proxy card marked to indicate their grant of a proxy or to follow the instructions for voting provided by their broker or nominee.

Revocation of Proxy

You may revoke or change your proxy before the 2009 Annual Meeting by:

•	sending us a written notice of revocation prior to the 2009 Annual Meeting;

•	attending the 2009 Annual Meeting and voting in person; or

•	ensuring that we receive from you prior to the Annual Meeting to be held on February 5, 2009 a new proxy card with a later date.

A copy of our Annual Report on Form 10-K for the fiscal year ended October 3, 2008, as filed with the Securities and Exchange Commission, or the SEC, is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about December 19, 2008. Exhibits to the Form 10-K and this Proxy will be provided to any stockholder upon written request to the Secretary, Varian Semiconductor Equipment Associates, Inc., 35 Dory Road, Gloucester, Massachusetts 01930 at no charge.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. Our Board of Directors currently consists of two Class I Directors (with terms expiring at the 2009 Annual Meeting), two Class II Directors (with terms expiring at the 2010 Annual Meeting) and two Class III Directors (with terms expiring at the 2011 Annual Meeting). At the 2008 Annual Meeting one Class III Director was elected. On May 9, 2008, our Board of Directors elected Bin-ming (Benjamin) Tsai as a Class III Director.

At the 2009 Annual Meeting, stockholders will have an opportunity to vote for two nominees for Class I Directors, Gary E. Dickerson and Robert W. Dutton. Mr. Dickerson and Dr. Dutton are currently serving as Class I Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named. Unless contrary instructions are provided, the persons named as proxies will, upon receipt of a properly executed proxy, vote to elect the two nominees as Class I Directors. Each of the nominees has indicated his willingness to serve, if elected. However, if either or both of the nominees should be unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by our Board of Directors or our Board of Directors may reduce the number of directors.

There are no family relationships among any of our directors and executive officers.

Our Board of Directors believes the election of Gary E. Dickerson and Robert W. Dutton as Class I Directors is in our best interests and those of our stockholders and therefore, our Board of Directors unanimously recommends that the stockholders vote “FOR” the nominees.

Set forth below are the name and age of each continuing member of the Board of Directors (including the nominees for election as Class I Directors), and the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of Varian Semiconductor. Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of December 1, 2008, appears below under the heading “Security Ownership of Certain Beneficial Owners and Management.”

Name and Age	Principal Occupation and Business Experience
Class I Directors (Terms Expire at the 2009 Annual Meeting)

Gary E. Dickerson, 51	Mr. Dickerson has served as the Chief Executive Officer and a director of Varian Semiconductor since October 2004. Prior to joining us, Mr. Dickerson was President and Chief Operating Officer of KLA-Tencor Corporation from July 2002 to April 2004. From July 1999 to June 2002, he served as Chief Operating Officer of KLA-Tencor Corporation. Previously, Mr. Dickerson was the Executive Vice President of the Customer Group from July 1997 to June 1999, Group Vice President for the Wafer Inspection Group from January 1996 to June 1997, and General Manager of the Wisard Division from July 1994 to December 1995 at KLA-Tencor Corporation.

Robert W. Dutton, 64	Dr. Dutton served as a director of Varian Associates, Inc., or VAI, from 1996 until April 1999 and has served as a director of Varian Semiconductor since our spin-off from VAI in April 1999. Dr. Dutton is a Professor of Electrical Engineering and Director of the Integrated Circuits Laboratory at Stanford University. He has held various other positions at Stanford University since 1971. Since July 2002, Dr. Dutton has served as a director of Tiburon Design Automation, a privately held company. Since December 2005, Dr. Dutton has served as a director of Robust Chip Inc., a privately held company.

Name and Age	Principal Occupation and Business Experience
Class II Directors (Terms Expire at the 2010 Annual Meeting)

Xun (Eric) Chen, 39	Dr. Chen has served as a director of Varian Semiconductor since March 2004. Dr. Chen served as a Chief Executive Officer of Brion Technologies, Inc., a technology company based in California from July 2002 through April 2008. Dr. Chen has been a Managing Director of Silver Lake Partners since April 2008. From October 1999 until July 2002, Dr. Chen was a Vice President in the Equity Research Department of J.P. Morgan Chase.

Dennis G. Schmal, 61	Mr. Schmal has served as a director of Varian Semiconductor since August 2004. Mr. Schmal is a retired audit partner from Arthur Andersen, where he worked for 27 years. He retired from Arthur Andersen in April 1999. Mr. Schmal continues to perform a variety of part-time consulting services for a number of companies. Mr. Schmal also serves as a director of Pacific Metrics Corporation, a privately held company, AssetMark Funds and Wells Fargo Multi-Strategy 100 Hedge Fund, two registered investment companies, and MCF Corporation a publicly traded company.

Class III Directors (Terms Expire at the 2011 Annual Meeting)

Richard A. Aurelio, 64	Since January 2006, Mr. Aurelio has served as Non-Executive Chairman of Varian Semiconductor. Mr. Aurelio served as Executive Chairman from October 2004 to January 2006 and previously served as Chairman and Chief Executive Officer from February 2001 to October 2004. From April 1999 to February 2001, he served as President and Chief Executive Officer. Prior to April 1999, he was the Executive Vice President of Varian Associates, Inc., or VAI, responsible for the Semiconductor Equipment Business. Mr. Aurelio joined VAI in 1991 from a position as Executive Vice President of ASM Lithography, a European-based company, where he was also President of its U.S. affiliate. Mr. Aurelio was hired as President of VAI’s Semiconductor Equipment Business in 1991 and was elevated to Executive Vice President of VAI in 1992. Mr. Aurelio also served as a director of Mykrolis Corporation from February 2002 until November 2004. He was a director of Brion Technologies from September 2002 through March 2007. Mr. Aurelio was elected to the board of directors of Fairchild Semiconductor International, Inc. effective February 2006, and was elected a member of the audit committee effective May 2006.

Bin-ming (Benjamin) Tsai, 50	Dr. Tsai has served as a director of Varian Semiconductor since May 2008. He rejoined KLA-Tencor Corporation in October 2006 as Executive Vice President and Chief Technology Officer. Before returning to KLA-Tencor, Dr. Tsai held the position of Senior Vice President, Technology at Tokyo Electron Limited from January 2005 to October 2006. Previously, Dr. Tsai spent twenty years at KLA-Tencor in various positions. From 2000 to 2004, Dr. Tsai served as Group Vice President, Chief Technology Officer of Systems. From 1998 to 1999, he was General Manager of the WIN Division, and, from 1994 to 1998, he was Chief Technology Officer of KLA Instruments.

CORPORATE GOVERNANCE

Board Responsibilities and Structure

The principal responsibility of the Board of Directors is to oversee our management and, in so doing, serve our best interests and those of our stockholders. This responsibility includes:

•	Reviewing and overseeing principal operating, financial and other corporate plans, strategies and objectives.

•	Evaluating our performance and that of our senior executives and taking appropriate action, including removal, when warranted.

•	Evaluating our compensation programs on a regular basis and determining the compensation of our senior executives.

•	Reviewing material transactions and commitments not entered into in the ordinary course of business.

•	Developing a corporate governance structure that allows and encourages the Board of Directors to fulfill its responsibilities.

•	Providing advice and assistance to our senior executives.

In addition, it is the Board of Directors’ practice, on at least an annual basis, to review potential successors for each member of our executive staff. In discharging their fiduciary duties, Board of Directors members are expected to exercise their business judgment, understand the company and its business and determine whether effective systems are in place for the periodic and timely reporting to the Board of Directors.

The Board of Directors and its committees meet throughout the year on a set schedule, and hold special meetings and act by written consent from time to time as appropriate. The Board of Directors’ agendas include regularly scheduled sessions to meet without the presence of management. The Board of Directors has access to all of our employees outside of Board of Directors meetings and the Board of Directors periodically visits different Varian Semiconductor locations.

Board of Directors Committees and Charters

The Board of Directors delegates various responsibilities and authorities to different Board of Directors committees. Committees regularly report on their activities and actions to the full Board of Directors. The Board of Directors currently has, and appoints the members of, the standing Audit, Compensation, Nominating and Corporate Governance and Technology and Growth Strategy Committees. The Board of Directors determined each member of the Audit, Compensation and Nominating and Corporate Governance committees to be independent, as defined under the rules of the NASDAQ stock market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act. Each of the Board of Directors committees has a written charter approved by the Board of Directors and each committee conducts an annual evaluation of the committee’s performance through the Nominating and Corporate Governance Committee. Each committee can engage outside experts, advisers and counsel to assist the committee in its work. Copies of each charter are posted on our web site at www.vsea.com under the “Corporate Governance” section.

The following table identifies the current Board of Directors and committee members.

Name	Board	Audit	Compensation	Nominating and Corporate Governance	Technology and Growth Strategy	Attended At Least 75% of the Board and Committee Meetings	Attended 2008 Annual Meeting	Financially Literate	Financial Expert
Number of Meetings During Fiscal Year Ended October 3, 2008	11	11	5	7	6	n/a	n/a	n/a	n/a
Richard A. Aurelio (Non-Executive Chairman)	✓				✓	✓	✓	✓
Xun (Eric) Chen	✓	✓	Chair	Chair	✓	✓	✓	✓
Gary E. Dickerson	✓				✓	✓	✓	✓
Robert W. Dutton	✓	✓	✓	✓	Chair	✓	✓	✓
Dennis G. Schmal	✓	Chair	✓	✓	✓	✓	✓	✓	✓
Bin-ming (Benjamin) Tsai	✓	✓	✓	✓	✓	n/a	n/a	✓

Audit Committee

The purpose of the Audit Committee is to assist with the Board of Directors’ oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, the performance of our internal audit function and the independent accountant’s qualifications, independence and performance. The Audit Committee is responsible for the appointment, compensation and oversight of our independent registered public accounting firm, approves the scope of the annual audit by the independent registered public accounting firm, reviews audit findings and accounting policies, assesses the adequacy of internal accounting controls and disclosure controls and risk management and reviews and approves our financial disclosures. The Audit Committee also meets privately, outside the presence of our management, with the independent registered public accounting firm. The Audit Committee’s specific responsibilities are set forth in its written charter.

Compensation Committee

The Compensation Committee is responsible for determining the compensation of corporate officers, granting equity-based awards, adopting and amending equity-based and other employee benefit plans, hiring and terminating corporate officers, negotiating the terms of any employment agreements and arrangements with corporate officers and reviewing and discussing with management our “Compensation Discussion and Analysis,” which is included beginning on page 18 of this proxy statement. To the extent permitted by applicable law and the provisions of the equity-based plan, and consistent with the requirements of applicable law and such equity-based plan, the Compensation Committee may delegate to one or more of our executive officers the authority to grant equity awards to employees who are not our directors or executive officers. The Compensation Committee can also designate one or more of its members to perform duties on its behalf, subject to reporting to or ratification by the Compensation Committee. The Compensation Committee’s specific responsibilities are set forth in its written charter.

Our Compensation and Benefits Group (comprised of members of our Human Resources and Finance departments) supports the Compensation Committee in its work. In addition, the Compensation Committee has engaged the services of Frederic W. Cook & Co., Inc., or FW Cook, to advise the committee with respect to executive compensation philosophy and committee process. During 2008, FW Cook’s work with the Compensation Committee related to the following:

•	review of the peer group used for benchmarking purposes;

•	presentations on trends within the industry;

•	analysis of board of director and chairman compensation;

•	review of our Compensation Discussion and Analysis in this proxy statement; and

•	other matters.

The Compensation Committee may continue to engage outside experts in 2009 to advise it with regard to executive compensation programs, data presentations and related matters. FW Cook was selected by the Compensation Committee in 2006, 2007 and 2008 and has not performed work for us other than pursuant to these compensation engagements by the committee. For more information on the responsibilities and activities of the Compensation Committee, including the committee’s processes for determining executive compensation, see “Compensation Discussion and Analysis,” “Compensation Committee Report,” “Executive Compensation” and the Compensation Committee’s charter.

Nominating and Corporate Governance Committee

As provided in its charter, the Nominating and Corporate Governance Committee identifies and recommends to the Board of Directors nominees for election or re-election to the Board of Directors and will consider nominations submitted by stockholders. In addition, the Nominating and Corporate Governance Committee reviews and makes recommendations regarding director compensation.

The Nominating and Corporate Governance Committee seeks to create a Board of Directors that has a significant breadth of experience, knowledge and abilities that shall assist the Board of Directors in fulfilling its responsibilities. If necessary, we will retain a third party to assist us in identifying or evaluating any potential nominees for director. When the Nominating and Corporate Governance Committee reviews a potential new candidate, they look specifically at the candidate’s qualifications in light of the needs of the Board of Directors at that time given the then current mix of director attributes.

Generally, in nominating director candidates, the Nominating and Corporate Governance Committee strives to nominate directors that exhibit high standards of ethics, integrity, honesty and a commitment to understand us and our industry and to attend and participate in meetings. The nominees should also have demonstrated business acumen, experience and the ability to exercise sound judgments in matters that relate to our current and long-term objectives. Further, the nominees should be willing and able to contribute positively to the decision-making process and should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our stockholders and to fulfill his or her responsibility as a director. Any nominee should normally be able to serve a three-year term as director before turning 70. In addition, all nominations attempt to ensure that the Board of Directors will encompass a range of talent, skills and expertise sufficient to provide sound guidance with respect to our operations and activities. The Board of Directors has not established any term limits to an individual’s membership as a director.

To recommend a nominee, a stockholder must give notice to the Board of Directors, at our registered address: c/o the Secretary of the Board of Directors, 35 Dory Road, Gloucester, Massachusetts 01930-2297. This notice should include the candidate’s brief biographical description, a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above and the candidate’s signed consent to be named in the proxy statement and to serve as a director if elected. The notice for the 2010 Annual Meeting must be given no later than the deadline for other stockholder proposals for that meeting as is described in “Information About Stockholder Proposals for 2010 Annual Meeting” below. Once we receive the recommendation, the Nominating and Corporate Governance Committee will evaluate the candidate and may contact the candidate for additional information, including certain information that must be disclosed about the candidate in our Proxy Statement, if nominated. Candidates must respond to any inquiries within the time frame provided in order to be considered for nomination by the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee did not pay any fees to any third party to assist us in identifying or evaluating any potential nominees for director during fiscal year 2008. The Nominating and Corporate Governance Committee has not received any nominations for director from stockholders for the 2009 Annual Meeting.

Technology and Growth Strategy Committee

The Technology and Growth Strategy Committee periodically examines management’s direction and investment in our research, development, technology and growth initiatives and reports periodically to the Board of Directors on such matters. This includes, but is not limited to, the review of long-term strategic goals and objectives, the quality and direction of our research and development programs and our approach to acquiring and maintaining new technologies. The Technology and Growth Strategy Committee’s specific responsibilities are set forth in its written charter.

Director Independence

Under applicable NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board of Directors has determined that none of Drs. Chen, Dutton or Tsai or Mr. Schmal has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on our website, www.vsea.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers from, any provision of the code.

Policies and Procedures for Related Person Transactions

Our Board of Directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief legal officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Board of Directors’ Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the Chairman of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to Varian Semiconductor of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in or is not inconsistent with our best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the Board of Directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•	interests arising only from the related person’s position as a director of another corporation that is a party to the transaction,

•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction with us and do not receive any special benefits as a result of the transaction, and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenue of the company receiving payment under the transaction, and

•	a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

Transactions With Related Persons

We did not enter into any related person transactions during the fiscal year ended October 3, 2008.

Communications from Stockholders to the Board of Directors

The Board of Directors recommends that stockholders initiate any communication with the Board of Directors in writing and send it to the attention of our Corporate Secretary. This process will assist the Board of Directors in reviewing and responding to stockholder communications in an appropriate manner. The Board of Directors has instructed our Corporate Secretary to review such correspondence and, in his discretion, not to forward items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate for the Board of Directors’ consideration.

Corporate Governance Guidelines

The Nominating and Corporate Governance Committee is responsible for overseeing the guidelines and annually reviews them and makes recommendations to the Board of Directors concerning corporate governance matters. The Board of Directors may amend, waive, suspend, or repeal any of the guidelines at any time, with or without public notice, as it determines necessary or appropriate in the exercise of the Board of Directors’ judgment or fiduciary duties. The guidelines are posted on our web site at www.vsea.com under the “Corporate Governance” section. Among other matters, the guidelines include the following items concerning the Board of Directors:

•	A majority of directors shall be independent.

•	A director shall limit the number of other public company boards on which he or she serves.

•	All directors are expected to adhere to the Code of Business Conduct and Ethics.

•

The Chairman of the Board shall establish the agenda for each Board of Directors meeting. Each Board of Directors member is free to suggest the inclusion of agenda items and is free to raise at any Board of Directors meeting subjects that are not on the agenda for that meeting.

•	The agenda for every regularly scheduled Board of Directors meeting shall include a meeting of the independent directors, as defined by the rules of NASDAQ, in executive session.

•

The Board of Directors and each committee have the power to hire and consult with independent legal, financial or other advisors for the benefit of the Board of Directors or such committee, as they may deem necessary, without consulting or obtaining the approval of any of our officers in advance.

•	Directors should be incentivized to focus on long-term stockholder value. Including equity as part of director compensation helps align the interest of directors with those of our stockholders.

•

In accordance with NASDAQ rules, each director is expected to be involved in continuing director education on an ongoing basis to enable him or her to better perform his or her duties and to recognize and deal appropriately with issues that arise.

•	The Board of Directors evaluates our Chief Executive Officer in the manner that it determines to be in the best interests of our stockholders.

•	The Compensation Committee shall be responsible for overseeing the evaluation of our senior executives.

DIRECTOR COMPENSATION

Overview

The general policy of the Board of Directors is that compensation for independent directors should be a mix of cash and equity-based compensation. We do not pay management directors for Board of Directors service in addition to their regular employee compensation. The Nominating and Corporate Governance Committee, which consists solely of independent directors, has the primary responsibility for reviewing and considering any revisions to director compensation. The Board of Directors reviews the committee’s recommendations and determines the amount of director compensation.

Our Compensation and Benefits Group supports the committee in setting director compensation and creating director compensation programs. In addition, the committee can engage the services of outside advisers, experts, and others to assist the committee. During 2008, the committee utilized the services of FW Cook to perform a review of director compensation.

The Executive and Director Compensation Peer Group consists of companies generally comparable to us due to similar industries, technologies, revenue and market capitalization levels and overall financial performance and is identical to the peer group used for executive compensation benchmarking. The Executive and Director Compensation Peer Group consists of the following companies:

Analog Devices, Inc.	Lam Research Corporation
Axcelis Technologies, Inc.	MEMC Electronic Materials, Inc.
Brooks Automation, Inc.	Micron Technology, Inc.
Cymer, Inc.	MKS Instruments, Inc.
Entegris, Inc.	Novellus Systems, Inc.
Fairchild Semiconductor International, Inc.	Teradyne Inc.
KLA-Tencor Corporation

Non-Executive Chairman of the Board of Directors

Mr. Aurelio serves as the Non-Executive Chairman of the Board of Directors. Under terms of an agreement with Mr. Aurelio, which is effective through December 31, 2008, Mr. Aurelio (i) provides certain consulting and advisory services as requested by the Chief Executive Officer; (ii) receives an annual retainer payment of $200,000; (iii) receives meeting fees and annual equity grants equal to that of all other non-employee directors; (iv) is entitled to receive all benefits made available to our retired executive officers; and (v) receives reimbursement for certain expenses incurred in connection with providing consulting and advisory services or in connection with service as a director or as Non-Executive Chairman. In the same agreement, Mr. Aurelio agreed to certain non-competition and non-solicitation provisions with us, which are in effect through December 31, 2009. Effective January 1, 2009, Mr. Aurelio will continue to serve as the Non-Executive Chairman of the Board of Directors and will (i) be paid an annual retainer of $100,000 and (ii) receive meeting fees and annual equity grants equal to that of all other non-employee directors.

Mr. Aurelio receives compensation in addition to the compensation received by other non-employee members of the Board of Directors due to his increased responsibilities as the Chairman of the Board of Directors, whereby he regularly reviews agendas and presentation materials prepared by management prior to the regularly scheduled Board of Director meetings and participates in discussions with the Chief Executive Officer and Chief Financial Officer.

Non-Employee Director Compensation

For fiscal year 2008, each non-employee director received, and for fiscal year 2009, each non-employee director will receive, the following cash compensation in consideration for his or her service on the Board of Directors (except as where otherwise provided):

•	$35,000 annual cash retainer for each non-employee director other than the Non-Executive Chairman of the Board of Directors (as described in further detail above);

•	Effective January 1, 2009, $100,000 annual cash retainer for the Non-Executive Chairman of the Board of Directors;

•	$2,500 for each meeting of the Board of Directors that a director attends in person;

•	$1,000 for each meeting of the Board of Directors that a director attends telephonically;

•	$1,000 for attending any meeting of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee or the Technology and Growth Strategy Committee;

•	The director appointed as Chairman of the Audit Committee, receives an additional $10,000 annual cash retainer for his or her services as Chairman; and

•

The director appointed as Chairman of the Compensation Committee, Chairman of the Nominating and Corporate Governance Committee or Chairman of the Technology and Growth Strategy Committee each receives an additional $6,000 annual cash retainer for his or her services as Chairman.

The annual cash retainer of $35,000 is paid by us, and, effective January 1, 2009, the annual cash retainer of $100,000 for the Non-Executive Chairman will be paid by us, in two installments, consisting of a first payment of $17,500 (for non-employee directors other than the Non-Executive Chairman) and $50,000 (for the Non-Executive Chairman) due on the first business day following the Annual Meeting and a second payment of $17,500 (for non-employee directors other than the Non-Executive Chairman) and $50,000 (for the Non-Executive Chairman) due on the date that is six months after the date of such Annual Meeting (or the next business day thereafter, if such day is not a business day) for so long as the non-employee director or Non-Executive Chairman, as applicable, serves as such; provided, however, that if a non-employee director or Non-Executive Chairman’s service begins in the period between semi-annual installments of the annual cash compensation, such director will be paid $17,500 or $50,000, as applicable, prorated to reflect the portion of such period remaining after his or her commencement of service. If a non-employee director is no longer serving as a non-employee director or a Non-Executive Chairman is no longer serving as a Non-Executive Chairman (e.g., due to resignation, retirement or other termination of service) on any applicable payment date, he or she will not be entitled to the installment of the annual cash compensation otherwise due on such date or any portion thereof. The meeting attendance fees are paid as soon as practicable after the date of such meeting. The annual cash retainer for service as Chairman of a committee is paid as soon as practicable after the Annual Meeting.

Under the Amended and Restated 2006 Stock Incentive Plan, the maximum number of shares with respect to which awards may be granted to our non-employee directors is 40,500 per fiscal year. On February 8, 2008, each non-employee director then serving as a director was granted 2,500 restricted stock units, which vested immediately. Dr. Tsai was granted 2,500 restricted stock units, which vested immediately, upon his election to the Board of Directors on May 9, 2008 and an option to purchase 11,250 shares of common stock, which vested immediately, on June 13, 2008.

Indebtedness of Board of Directors

No members of our Board of Directors have any outstanding indebtedness to us.

Director Compensation Table

The following table details the total compensation earned by our non-employee directors in fiscal year 2008.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (2)	Total
Richard A. Aurelio (Non-Executive Chairman)	$249,000	$83,000	—	$332,000
Xun (Eric) Chen	88,500	83,000	—	171,500
Robert W. Dutton	90,000	83,000	—	173,000
Dennis G. Schmal	94,000	83,000	—	177,000
Elizabeth E. Tallett (3)	15,500	—	—	15,500
Bin-Ming (Benjamin) Tsai (4)	23,653	94,200	$154,688	272,541

(1)	The amounts set forth in this column represent fees earned by the non-employee director during fiscal year 2008, regardless of whether the fees were actually paid during the fiscal year. The aggregate payment amounts include the categories of payments listed in the following Fees Earned or Paid in Cash supplementary table.

Fees Earned or Paid in Cash

Name	Annual Retainer	Committee Chair Fees	Meeting Attendance Fees	Total Fees Earned or Paid in Cash
Richard A. Aurelio (Non-Executive Chairman)	$200,000	—	$49,000	$249,000
Xun (Eric) Chen	35,000	$12,000	41,500	88,500
Robert W. Dutton	35,000	6,000	49,000	90,000
Dennis G. Schmal	35,000	10,000	49,000	94,000
Elizabeth E. Tallett (3)	—	—	15,500	15,500
Bin-Ming (Benjamin) Tsai (4)	14,153	—	9,500	23,653

(2)	The amounts shown are the compensation costs recognized in our financial statements for the 2008 fiscal year related to equity grants awarded to each non-employee director in the 2008 fiscal year. Compensation costs for such awards were recognized in accordance with the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, referred to in this Proxy Statement as SFAS No. 123(R) (except that the compensation expense amounts have not been reduced by our estimated forfeiture rate). The SFAS No. 123(R) grant date fair value of each equity grant was calculated based on the fair market value of our common stock on the award date. Assumptions used in the calculation of the SFAS No. 123(R) grant date fair value of each award grant are set forth in Note 3 to the consolidated financial statements for the fiscal year ended October 3, 2008 included in our Annual Report on Form 10-K filed with the SEC on November 25, 2008. Refer to the supplemental Outstanding Equity Awards table below for outstanding equity holdings by individual director.

(3)	Ms. Tallett ceased serving as a member of the Board of Directors on February 4, 2008.

(4)	Dr. Tsai was elected to the Board of Directors on May 9, 2008.

Outstanding Equity Awards

Name	Option Awards Outstanding as of 10/3/08	Restricted Awards Outstanding as of 10/3/08
Richard A. Aurelio (Non-Executive Chairman)	—	6,356
Xun (Eric) Chen	—	10,212
Robert W. Dutton	45,000	10,212
Dennis G. Schmal	29,250	10,212
Bin-Ming (Benjamin) Tsai (4)	11,250	2,500

Travel Expenses

We reimburse directors for their travel and related expenses in connection with attending Board of Directors meetings and Board of Directors-related activities, such as Varian Semiconductor site visits and sponsored events, as well as continuing education programs. Generally, directors’ spouses attend the Annual Board of Director meeting. In fiscal year 2008, the average cost per spousal attendance was approximately $3,000.

Stock Ownership Guidelines

In fiscal year 2006, the Nominating and Corporate Governance Committee instituted stock ownership guidelines for non-employee directors. Non-employee directors are required to own three times their annual cash compensation in stock within five years of the later of the effective date of the guidelines or the election as director. The ownership guidelines specify dollar thresholds based on the market price of our common stock on the date the restricted stock vests and, for shares acquired by the exercise of stock options, on the date such options are exercised and held. All of our non-employee directors are still within the initial five-year compliance period.

STOCKHOLDER PROPOSALS

Stockholders may send communications other than director nominations and stockholder proposals for our 2010 Annual Meeting to the Board of Directors to the following e-mail address: boardofdirectors@vsea.com, or to the following physical mailing address: The Board of Directors, Varian Semiconductor Equipment Associates, Inc., 35 Dory Road, M/S GL02, Gloucester, Massachusetts 01930-2297. The process for a stockholder to nominate a director is set forth above under “Nominating and Corporate Governance Committee” and the process for stockholder proposals for the 2010 Annual Meeting is set forth under “Information about Stockholder Proposals for 2010 Annual Meeting.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of December 1, 2008, with respect to the beneficial ownership of shares of our common stock by:

•	each person known by us to own beneficially more than 5% of the outstanding shares of our common stock;

•	each director and nominee for director;

•	each executive officer named below in the Summary Compensation Table under the heading “Executive Compensation”, whom we refer to herein as our named executive officers; and

•	all of our directors and executive officers as a group.

Our information is based on reports filed with the Securities and Exchange Commission, or SEC by each of the firms or individuals listed in the table below. You may obtain these reports from the SEC.

The percent of class figure for the common stock is based on 72,611,029 shares of our common stock outstanding as of December 1, 2008. The number of shares of common stock beneficially owned by each person or entity is determined in accordance with the applicable rules of the SEC, and includes voting or investment power with respect to shares of our common stock. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Shares of our common stock issuable under stock options exercisable on or before January 30, 2009 are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws. Unless otherwise indicated, the address of all directors and executive officers is c/o Varian Semiconductor Equipment Associates, Inc., 35 Dory Road, Gloucester, Massachusetts 01930.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)	Percent of Class
Five Percent Stockholder:
FMR LLC (2)	7,888,745	10.9%
OppenheimerFunds, Inc. (3)	7,746,605	10.7%
Wellington Management Company, LLP (4)	6,943,607	9.6%

Directors:
Xun (Eric) Chen	10,213	*
Gary E. Dickerson (Chief Executive Officer)	595,210	*
Robert W. Dutton	56,563	*
Dennis G. Schmal	39,463	*
Bin-ming (Benjamin) Tsai	13,750	*
Richard A. Aurelio (Non-Executive Chairman)	114,280	*

Named Executive Officers (other than Chief Executive Officer):
Robert J. Halliday	372,839	*
Yong-Kil Kim	299,973	*
Robert J. Perlmutter	114,433	*
Gary J. Rosen	111,032	*
All current directors and executive officers as a group (10 persons): (5)	1,727,756	2.3%

*	Less than 1%.

(1)	The number of shares of common stock beneficially owned by each 5% stockholder, director or executive officer is determined under Section 13 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules promulgated there under by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares subject to stock options, restricted stock or other similar rights with respect to which the individual has the right to acquire sole or shared voting or investment power within 60 days after December 1, 2008. The number of shares of common stock listed as beneficially owned in the table above includes shares issuable upon exercise of options exercisable within 60 days after December 1, 2008 for the following stockholders: Mr. Dickerson (443,599 shares), Dr. Dutton (45,000 shares), Mr. Schmal (29,250 shares), Dr. Tsai (11,250 shares), Mr. Halliday (300,022 shares), Dr. Kim (230,681shares), Dr. Perlmutter (96,469 shares) and Dr. Rosen (58,707 shares). Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the table above. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(2)	As reported by the beneficial owner in a Schedule 13G filed with the SEC on January 10, 2008 by FMR LLC and its affiliate, Edward C. Johnson III. Of the 7,888,745 shares of common stock deemed beneficially owned, FMR LLC reports sole voting power as to 879,795 shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the 7,888,745 shares of common stock. No one person’s interest in such shares is more than 5% of the total outstanding common stock. FMR LLC is an investment adviser registered under the investment Advisers Act of 1940, or the 1940 Act. The address for FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)	As reported by the beneficial owner in a Schedule 13G filed with the SEC on May 6, 2008. OppenheimerFunds, Inc., or Oppenheimer, has shared power to vote or direct the vote of, and the shared power to dispose of or direct the disposition of, 7,746,605 shares of common stock. The address for Oppenheimer is Two World Financial Center, 225 Liberty Street, New York, New York 10281.

(4)	As reported by the beneficial owner in a Schedule 13G/A filed with the SEC on February 14, 2008. Wellington Management Company, LLP, or Wellington, is an investment adviser registered under the 1940 Act and has shared power to vote or direct the vote of 5,588,967 shares of common stock and the shared power to dispose of or direct the disposition of 6,856,982 shares of common stock. The address for Wellington is 75 State Street, Boston, Massachusetts 02109.

(5)	Includes 1,281,346 shares of common stock issuable upon exercise of options exercisable within 60 days after December 1, 2008.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives and Philosophy

The objectives of our executive compensation program are: (1) to align compensation with business objectives and individual performance and (2) to attract, retain and reward executive officers who contribute to our long-term success. Our executive compensation philosophy is based on the principles of sustained performance and competitive and fair compensation.

Pay for performance is a core element in our compensation philosophy. Total compensation is dependent upon both individual performance and company performance in achieving financial and non-financial objectives. Our equity and bonus plans are designed to align executive officer compensation with the long-term interests of our stockholders.

Overview

The Compensation Committee is responsible for determining compensation for our executive officers. The Compensation Committee’s goal is to ensure that executive officers are paid for performance and that their total compensation is competitive when compared to the compensation paid to executive officers of a group of peer companies, which we refer to as the Executive and Director Compensation Peer Group. Total compensation is paid at competitive levels, provided that our financial and non-financial performance is comparable to or better than that of a group of competitor companies, which we refer to as the Competitor Group. Performance metrics measured against this Competitor Group include, but are not limited to, revenue and earnings growth, market share, new customer account penetrations, new product success and customer satisfaction. The performance metrics may be weighted differently each year, and sometimes the weights also vary by individual, depending on the specific company focus for the respective year.

The Compensation Committee maintains two separate and distinct peer groups to achieve recruitment and retention goals, while monitoring company performance. The peer groups were established by the Compensation Committee after review by and input from our Compensation and Benefits Group, senior management and the independent consulting firm of FW Cook. The Executive and Director Compensation Peer Group is important for both recruitment and retention of executive officers and benchmarking of director compensation. Companies included in the Executive and Director Compensation Peer Group are generally companies with which we may compete for executive level talent. The Competitor Group is more focused on companies with which we can easily compare financial performance due to similar business models.

The Competitor Group is selected based on specific business characteristics which may include the following items: ion implanter competition; “best-in-class” semiconductor or semiconductor capital equipment manufacturer; similar in size to us with respect to market capitalization and semiconductor revenue. The Competitor Group currently includes the following 12 companies:

Applied Materials, Inc.	Lam Research Corporation
Axcelis Technologies, Inc.	MKS Instruments, Inc.
Brooks Automation, Inc.	Nissin Ion Equipment Co., Ltd. *
Cymer, Inc.	SEN Corporation *
Entegris, Inc.	Novellus Systems, Inc.
KLA-Tencor Corporation	Teradyne Inc.

*	Limited financial information is available. These companies are included in the Competitor Group primarily for market share comparisons.

Although Applied Materials, Inc., Nissin Ion Equipment Co., Ltd. and SEN Corporation manufacture ion implanters and compete with us, we do not include these companies in our Executive and Director Compensation Peer Group. Applied Materials, Inc. is excluded because it is a substantially larger company than Varian Semiconductor. Nissin Ion Equipment Co., Ltd. and SEN Corporation are excluded because neither company is required to make filings with the U.S. Securities and Exchange Commission, so there is insufficient information available on the executive compensation paid by these companies. However, market share information, a key metric for Varian Semiconductor and its competitive positioning, is available via a third party on an annual basis for all of the excluded companies.

The Executive and Director Compensation Peer Group consists of companies generally comparable to us in terms of industry, core technology, revenue and market capitalization and overall financial performance. The Executive and Director Compensation Peer Group currently includes the following 13 companies:

Analog Devices, Inc.	Lam Research Corporation
Axcelis Technologies, Inc.	MEMC Electronic Materials, Inc.
Brooks Automation, Inc.	Micron Technology, Inc.
Cymer, Inc.	MKS Instruments, Inc.
Entegris, Inc.	Novellus Systems, Inc.
Fairchild Semiconductor International, Inc.	Teradyne Inc.
KLA-Tencor Corporation

Our Competitor Group, excluding the exceptions noted above, is the basis for our Executive and Director Compensation Peer Group. We then added four companies (i.e. Analog Devices, Inc., Fairchild Semiconductor International, Inc., MEMC Electronic Materials, Inc. and Micron Technology, Inc.) in order to increase the sample size of companies and thereby improve the meaningfulness of the compensation data that we used for comparison. We chose these four additional companies because they are in our industry and have market capitalization, revenue, profitability, and certain other metrics approximating those of Varian Semiconductor; however, they are less direct business competitors in ion implanter processes.

When the Compensation Committee reviews the competitive findings, it places the most weight on comparisons to KLA-Tencor Corporation, Lam Research Corporation and Novellus Systems, Inc. The operations of these three companies are considered most similar to us in that they directly compete in the semiconductor capital equipment market in process steps like that of ion implant, have a similar customer base, and the level of technology required to produce their products and maintain their competitive edge is comparable to that of Varian Semiconductor.

Our competitive philosophy is generally for total direct compensation to be positioned between the median and 75th percentile of the Executive and Director Compensation Peer Group, taking into account individual and company performance. In fiscal year 2008, total direct compensation was within this range or above the 75th percentile, depending on executive, of the Executive and Director Compensation Peer Group. However, a majority of the named executive officers were below the median when compared to the three companies we place additional weight on (i.e. KLA-Tencor Corporation, Lam Research Corporation and Novellus Systems, Inc).

Benchmarking and Use of Outside Experts

Our Compensation and Benefits Group supports the Compensation Committee in researching executive officer compensation. In addition, the Compensation Committee may engage the services of outside advisers, experts and others to assist the Compensation Committee. During 2008, the Compensation Committee engaged the services of FW Cook to advise the committee in its review of executive officer compensation, including competitiveness.

To assist the Compensation Committee in its annual review of executive officer compensation, our Compensation and Benefits Group provides executive officer compensation data compiled from the annual reports and proxy statements of the Executive and Director Compensation Peer Group.

The Compensation and Benefits Group also subscribes to third party surveys for pay comparisons and additional compensation information not normally disclosed in public filings, such as targets on performance-based incentives and annual merit increase guidance.

The Compensation Committee’s process for determining compensation includes a review of our executive officer compensation programs and practices and an analysis, for each of our executive officers, of all elements of compensation. The Compensation Committee compares these compensation components separately and in total to compensation of executive officers in the Executive and Director Compensation Peer Group. By no later than the first quarter of each fiscal year, the Compensation Committee establishes base salaries, sets the cash incentive target amounts and metrics needed to achieve those targets under the Management Incentive Plan and sets the targeted equity awards to executive officers. Targeted equity awards are approved for each individual and specify the amount, timing and mix of equity grants (options, restricted stock and restricted stock units). For those equity awards with performance-based vesting (restricted stock and restricted stock units) in addition to time-based vesting, performance goals are set within the first 25 percent or 90 days, whichever is earlier, of the performance period. Equity grants are generally made one to four times per year, normally at previously determined regularly scheduled Compensation Committee meetings.

The Compensation Committee has the opportunity to meet with executive officers at various times during the year, which allows the Compensation Committee to form its own assessment of each executive’s performance. In addition, at the end of the fiscal year the CEO reviews with the Compensation Committee his evaluation of each executive officer (other than his own), including recent contribution and performance, strengths, weaknesses, development plans and succession potential. The CEO bases this evaluation on his knowledge of each executive officer’s performance, the executive officer’s self-assessment and feedback provided by each executive officer’s peers and direct reports.

The CEO also reviews benchmarking data and data gathered from compensation surveys and makes a recommendation to the Compensation Committee on each executive officer’s compensation. Based upon this input, as well as the information provided by the Compensation and Benefits Group, the Compensation Committee makes its own assessments and approves compensation for each executive officer, other than the CEO.

The Compensation Committee determines and approves the CEO’s compensation based on an assessment of his performance and a review of external benchmark data, subject to the ratification of the full Board of Directors. For the CEO’s review, formal feedback is received from all the members of the Board of Directors and communicated directly to the CEO at least once per year.

Elements of Compensation

Base Salary

Base salaries are intended to provide a minimum level of compensation to executive officers for serving as the senior management of the company, regardless of stockholder return and company performance. Our competitive positioning philosophy is to establish executive officers’ base salaries at levels in the range of the median to the 75 th percentile of the Executive and Director Compensation Peer Group for comparable positions but fiscal year 2008 salaries were at, or below, the median. The Compensation Committee strives to have the majority of the executive officers’ pay at risk for performance and base salaries are usually less than 20% of an executive’s total compensation package. Salary increases in fiscal year 2009 are expected to be delayed due to cost reduction efforts in response to the industry downturn.

Performance-Based Compensation

Our pay-for-performance programs include cash incentive payments that reward accomplishment of annual goals and equity awards that reward both strong stock price performance and accomplishment of annual goals. The incentive cash and equity compensation of executive officers is intended to increase if our financial and non-financial performance and returns to stockholders improve and to decrease if performance and returns decline. Annual cash incentive payments are determined primarily by our financial and non-financial metric results and are not linked directly to our stock price performance. Equity awards consist of both option and restricted stock and/or restricted stock unit awards.

Annual Incentive Cash Payments. Annual incentive cash payments are made under the Management Incentive Plan, or MIP. This plan is the only cash incentive program covering executive officers. Each executive officer has a targeted bonus expressed as a percentage of salary, which produces a targeted bonus amount that is multiplied at year-end using a formula based upon Varian Semiconductor’s success in achieving pre-determined goals. The result of that computation is the “earned” amount that the officer might receive as his or her annual incentive cash payment for the year. It is expected that the multiplier and the payments under the plan will vary year by year, because our performance will vary each year. The calculation is mechanical and individual performance is not taken into account when determining the performance factor. However, should the Compensation Committee have concerns over individual performance, they do have the discretion to reduce or eliminate MIP payments. No payments were reduced by the Compensation Committee during fiscal year 2008. According to the plan, the Compensation Committee may not increase the payments and the amount cannot exceed $3 million for any individual.

The plan formula for determining the maximum earned bonus amount for each executive officer is as follows:

Annual	x	Targeted	=	Targeted	x	Performance	=	Earned
Salary		Bonus %		Bonus		Factor %		Bonus

•

The Compensation Committee determines the targeted bonus percentage of salary annually. At the beginning of fiscal year 2008, the Compensation Committee set individual executive officer targeted bonus percentages ranging from 60% to 100% of base salary. The CEO had a targeted bonus percentage of 100% for fiscal year 2008.

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The performance factor is composed of metrics set annually by the Compensation Committee. The Compensation Committee sometimes weights the metrics differently by individual executive officer to further align Varian Semiconductor’s and the executive officer’s goals. Performance factor percentages for each metric can range from 0% to 300%, but an overall cap of 200% is applied in determining the maximum earned bonus amount.

The metrics and weightings composing our performance factor for fiscal year 2008 were:

•	market share (30% weight)

•	overall market share

•	targeted region market share

•	profitability (35% weight)

•	actual fiscal year earnings per share

•	operating margin versus the Competitor Group

•	equipment margin

•	new product development (25% weight)

•	revenue recognized for certain new products

•	key customer account penetrations

•	business development (10% weight)

•	revenue generated from new business

In fiscal year 2008, our achieved performance factor was 167% compared to 248% for fiscal year 2007. Significant over-performance was achieved on the metrics for overall and regional market share, operating margin versus the Competitor Peer Group and revenue recognized for certain new products. However, there was underperformance on the metrics for earnings per share and key customer account penetrations. Varian Semiconductor’s overall and Japan regional market share increased several percentage points from the prior year. We had the highest operating margin in our Competitor Peer Group, which was 18.3%. In addition, revenue recognized on Plad tools, a product considered significant to ion implant technology, increased to $79 million from $46 million in the prior fiscal year. In contrast, fiscal year 2008 earnings per share of $1.34 was below the target goal level. Key customer account penetrations were not achieved for two significant accounts (both of these accounts are considered to be only timing delays and not losses, but the MIP metric specifically required receipt of purchase orders prior to the end of the fiscal year). As a result, annual cash incentives to executive officers decreased over the same period a year ago. Total cash compensation (base salary and annual cash incentives) is generally between the median and 75th percentile for the executive officers when compared to our Executive and Director Compensation Peer Group. The Compensation Committee expects payments under the MIP to be substantially reduced in fiscal year 2009 due to cost reduction efforts in response to the industry downturn.

Detailed disclosure of performance goals relating to equipment margin, key customer account penetrations and business development could be potentially harmful to us by substantially impairing our competitive advantage. In addition, specifically disclosing additional details related to these three metrics could provide potentially misleading financial benchmarks to our stockholders. Performance goals related to desired equipment margin and key customer account penetrations could put us at harm when negotiating future equipment sales. Both of these metrics are considered critical to Varian Semiconductor’s long-term success and target goal levels were considered reasonably difficult to achieve at the time they were set. While we have made efforts to improve our gross margin over the years, we still have not achieved our internal gross margin objectives. In addition, new accounts normally initially decrease gross margin because of “first-time buy prices” and additional costs we incur to ensure customer satisfaction. Performance goals related to business development could provide our competitors with critical data needed to compete against us. The business development goal was a new goal in fiscal year 2008. The goal was considered reasonably difficult to achieve at the time it was set because Varian Semiconductor has been mainly a one product company. Expanding operations outside our core business is considered difficult to achieve.

All bonuses earned and approved by the Compensation Committee for an amount greater than 100% of the targeted bonus amount are subject to a mandatory one-year deferral. The bonuses are deferred in the non-qualified deferred compensation plan. The executive must be employed by us one year subsequent to the deferral in order to receive the bonus previously deferred. Once the bonus is vested, the executive officer may elect to voluntarily defer the bonus for an additional period in the non-qualified deferred compensation plan. Mandatory bonus deferrals are intended to aid in long-term retention of executive officers.

Equity Incentive Plans. The Compensation Committee believes that equity awards should constitute the majority of the executive officers’ total compensation. In fiscal year 2008, the Compensation Committee generally allocated most of the total compensation of the executive officers in the form of equity awards (based upon the fair value of the award on the date of grant). Compensation expense is calculated at the time of grant and recognized over the service period, which is usually the vesting period. The amounts the executive officers eventually realize from these equity awards may be higher or lower than the compensation expense recognized for purposes of SFAS No. 123(R). The views of the Compensation Committee and management regarding equity awards are based on the principle that equity compensation should seek to align executive officers’ incentives with stockholders’ interests. The Compensation Committee and management believe that equity compensation can help us recruit, retain and motivate the executive officers needed for our present and future success.

Executive officers realize long-term incentive compensation through equity grants. To reward, retain and motivate executive officers in fiscal year 2008, the Compensation Committee used stock options and restricted stock awards as long-term incentive vehicles. Stock options provide actual economic value to the holder if the price of our stock increases from the grant date to the date the option is exercised. In contrast, when restricted stock awards vest, the shares will have a gross value at that time equal to the then-current market value. While stock options motivate executive officers by providing more potential upside, restricted stock awards assist us in retaining executive officers because restricted stock has value at any price. Stock option and restricted stock award grants generally vest over a four-year period. In fiscal year 2008, all named executive officers received option awards with service-based requirements and a restricted stock award with a performance-based vesting component as well as service-based requirements.

The Compensation Committee determines the amount of annual equity to grant based on factors such as relative job scope, expected future contributions to our growth and development, the value of past awards and the competitiveness of grants relative to the Executive and Director Compensation Peer Group. We review in detail the grant-date fair value of all grants made to employees by each company included in the Executive and Director Compensation Peer Group and use the allocated fair value, as disclosed for executive officers in the proxy statements of the Executive and Director Compensation Peer Group, as a starting point for determining the total fair value of grants to each of our executive officers. Generally, we grant equity having a total fair value between the median and 75th percentile, but we also take into consideration the above listed factors as well as individual performance. (Measurement of individual performance is discussed in greater detail under “Benchmarking and Use of Outside Experts” above.) Our grants to certain executives in fiscal year 2008 exceeded the 75th percentile in the Executive and Director Compensation Peer Group, partially due to timing of the grants and volatility of our stock price between the time grants are determined and when they are subsequently awarded. During fiscal year 2008, we granted more than 50% of our equity awards during the first quarter, which coincided with our highest stock price of the fiscal year. (As mentioned previously, targets are established prior to the beginning of the fiscal year, whereas actual grants are made throughout the fiscal year.) Our equity grants were closer to the median and did not exceed the 75th percentile when compared to the three companies we place additional weight on in our Executive and Director Compensation Peer Group (i.e. KLA-Tencor Corporation, Lam Research Corporation and Novellus Systems Inc.).

The Compensation Committee varies the mix between options and restricted stock awards each year depending on a number of factors including: (1) desired financial leverage of the individual executive officer, (2) current unvested equity balances held by the executive officer and (3) SFAS No. 123(R) expense to be included in the Consolidated Statements of Income.

The target fair value of equity awards is approved by the Compensation Committee annually in the form of option equivalents. The Compensation Committee then determines the amount of equity that should be granted in the form of options and performance-based restricted stock. For fiscal year 2008, the Compensation Committee determined that 80% of the total targeted fair value should be granted in the form of options and 20% should be in the form of performance-based restricted stock. Options are converted to performance-based restricted stock at a ratio of 3.5 to 1. For example, the Compensation Committee approved 230,000 option equivalents to be granted to Mr. Dickerson during fiscal year 2008. Thus, Mr. Dickerson received a total of 184,000 (230,000 X 80%) options and 13,143 (230,000 X 20% / 3.5) shares of performance-based restricted stock during fiscal year 2008.

For fiscal year 2007, the Compensation Committee determined that 60% of the total targeted fair value should be granted in the form of options and 40% in the form of performance-based restricted stock. The

Compensation Committee decided to increase the portion of the option grant during fiscal year 2008 based on several factors, including recent average stock price and historical stock price trends, SFAS No. 123(R) expense, discussions with executive officers on their individual preferences and an objective to further align the interests of management with that of stockholders.

All performance-based restricted stock awards included a fiscal year financial metric in addition to the service-based vesting requirement. An annual earnings per share goal is set during the first quarter of the year of grant and must be achieved by the end of the first fiscal year for any of the shares of restricted stock to vest. If the earnings per share target is achieved, 100% of the targeted shares will vest over the service period. However, if the earnings per share target is not achieved, all shares of restricted stock in the award are forfeited. The performance metric was not met for fiscal year 2008 and 100% of the performance-based restricted stock awards were subsequently forfeited.

Employee Stock Purchase Plan

We have a tax-qualified employee stock purchase plan, or ESPP, generally available to all employees excluding executive officers and certain highly compensated individuals, that allows participants to acquire our stock at a discounted price. This plan has a six-month look-back and allows participants to buy our stock at a 15% discount to the market price with up to 10% of their salary and incentives (subject to IRS limits), with the objective of allowing employees to profit when the value of our stock increases over time. Under applicable tax law, no plan participant may purchase more than $25,000 in market value (based on the market value of our stock on the last trading day before the beginning of the enrollment period for each subscription period) of our stock in any calendar year. While the ESPP is a non-cash expense, it is considered a compensatory plan and we are required to include the fair value of the expense in our financial statements in accordance with SFAS No. 123(R). We chose to exclude executive officers and certain highly compensated individuals from the plan after December 31, 2006, to minimize equity compensation expense under SFAS No. 123(R). On November 24, 2008, we decided to suspend enrollment and participation in the ESPP as of January 1, 2009 in an effort to further reduce equity compensation expense under SFAS No. 123(R). We expect to lift the suspension once the industry recovers.

Retirement Plans

401(k) Plan. We have a 401(k) plan covering substantially all of our U.S. employees. We normally calculate a fiscal year corporate performance factor annually and contribute an amount based on corporate performance in addition to a percentage of each participant’s base pay and actual individual contribution. Corporate contributions are dependent upon individual contributions and company performance. Participants are entitled, upon termination or retirement, to their portion of the vested retirement fund assets, which are held by a third-party custodian. Varian Semiconductor’s contributions vest 100% after two years of employment with us. After the initial two-year period, those contributions are immediately vested. The plan is tax-qualified as it satisfies the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the tax code). Under a tax-qualified plan, we are eligible for a tax deduction for our contributions for the year to which the contribution relates, while the benefits are taxable to the participant for the year in which they are ultimately received. Corporate contributions are expected to be substantially reduced in fiscal year 2009 due to cost reduction efforts in response to the industry downturn.

Non-Qualified Deferred Compensation Plan. We have a non-qualified deferred compensation plan covering executive officers and certain highly compensated individuals. Participants in the non-qualified deferred compensation plan can elect to defer their base salary and their annual incentive cash payment without regard to the tax code limitations applicable to the tax-qualified plans. The deferred compensation plan is intended to promote retention by providing employees with an opportunity to save in a tax-efficient manner. Because executive officers do not receive above-market rates of return under the deferred compensation plan, earnings under the plan are not included in the Summary Compensation table, but are included in the Non-Qualified Deferred Compensation table. The notional investment options available under the non-qualified plan are the same investment options that are available in the 401(k) plan. The Compensation Committee generally requires executive officers who earn cash incentive payments greater than 100% of their annual target amount to defer the excess amount in the non-qualified deferred compensation plan for a one-year period.

Supplemental Executive Retirement Plan (“SERP”). Certain named executive officers are entitled to participate in the SERP. The SERP is an unfunded plan that, on December 31 of each year, credits to each participant’s account 9.5% of eligible earnings plus interest on the previous balance. Eligible earnings include salary and cash bonuses paid within the current year. The SERP contribution is reduced by contributions previously made into the 401(k) plan and other similar limitations, such as the 401(k) compensation ceiling set by the Internal Revenue Service. Interest is credited at the long-term applicable federal rate for December, plus two percentage points. Vesting in the SERP is identical to vesting in the 401(k), whereby participants vest 100% after two years of employment. On November 24, 2008 we decided to suspend credits in the SERP as of January 1, 2009 due to cost reduction efforts in response to the industry downturn. We expect to lift the suspension once the industry recovers.

Retirement. Retirement for executive officers is currently defined as the voluntary resignation from employment after the attainment of a combined age and years of service as an employee of at least 65, a minimum age of 55, and completion of at least five years of service as an employee. Equity grants made during and prior to fiscal year 2008 to executive officers included an acceleration of vesting clause in the event of retirement. Unvested options vest immediately upon retirement and remain exercisable until the expiration of the option grant. Unvested restricted stock awards become fully vested upon retirement. Unvested and unearned performance-based awards also become fully vested upon retirement. On August 15, 2008, the Compensation Committee decided to eliminate the acceleration of vesting of equity upon retirement for equity grants made after fiscal year 2008. Eliminating the acceleration of vesting of equity upon retirement aids our efforts to reduce non-cash expense, as the expense is no longer taken over a shorter period of time. Retiring executive officers do not receive any other additional benefits such as health insurance.

Other Compensation Policies

Perquisites and Other Benefits. We annually review the perquisites that executive officers receive. They include automotive perquisites and reimbursement of financial planning and certain health care expenses. Other than as described in the Summary Compensation Table or under the Non-Qualified Deferred Compensation Table below, the executive officers are entitled to few benefits that are not otherwise available to all of our employees.

Stock Ownership Guidelines. Because the Compensation Committee believes in aligning the interests of management and stockholders, the Compensation Committee adopted stock ownership guidelines for our executive officers. The ownership guidelines specify dollar thresholds based on the market price of our common stock on the date the restricted stock vests and for shares acquired by the exercise of stock options, on the date such options are exercised and held. Our executive officers must accumulate and hold equity within five years of the later of the effective date of the guidelines or the date of appointment or promotion as an officer. The CEO is required to own three times his base salary in stock, the CFO and other executive officers with change in control agreements are required to own two times their base salary in stock, and executive officers without change in control agreements are required to own one times their base salary in stock. Stock options and unvested restricted stock do not count toward satisfying these ownership guidelines. The Compensation Committee created these guidelines for executive officers in fiscal year 2005 and as a result, the officers are still within the initial five-year compliance period.

Compliance with Internal Revenue Code Section 162(m).

Section 162(m) of the Code, generally disallows a tax deduction to public companies for compensation over $1 million paid to a CEO and each of the three other most highly compensated executive officers, excluding the CFO. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. Our stockholder-approved Amended and Restated Omnibus Stock Plan and 2008 MIP are qualified so that awards under such plans constitute performance-based compensation not subject to Section 162(m) of the Code. The Compensation Committee reviews the potential effect of Section 162(m) of the Code periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in our best interests and the best interests of our stockholders.

We are seeking stockholder approval of an amendment to our Amended and Restated 2006 Stock Incentive Plan to provide guidelines for performance awards so that awards under such plan constitute performance-based compensation not subject to Section 162(m). Please see “Proposal 2 – Amendment to the Amended and Restated 2006 Stock Incentive Plan” for more information.

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to the compensation paid or accrued by us during fiscal year 2008 and 2007 to, or on behalf of, our Chief Executive Officer, Chief Financial Officer and each of our three most highly compensated executive officers. We refer to our Chief Executive Officer, Chief Financial Officer and such other executive officers as the “named executive officers.”

Summary Compensation

Name and Principal Position	Year (1)	Salary	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
Gary E. Dickerson	2008	$621,923	$1,166,231	$2,290,886	$1,051,050	$5,517	$46,751	$5,182,358
Chief Executive Officer	2007	597,803	1,106,659	1,587,014	1,200,000	4,175	52,945	4,548,596

Robert J. Halliday	2008	350,961	1,041,544	1,554,352	533,033	4,245	60,070	3,544,205
Executive Vice President and Chief Financial Officer	2007	339,141	480,380	521,992	578,000	4,051	48,127	1,971,691

Yong-Kil Kim	2008	300,000	367,309	532,422	346,150	3,390	90,710	1,639,981
Executive Vice President, Asia Business Development	2007	277,212	345,616	421,011	399,000	3,336	120,233	1,566,408

Robert J. Perlmutter	2008	293,655	98,705	531,192	350,350	296	52,996	1,327,194
Executive Vice President, Implant Business Unit	2007	285,674	93,916	362,681	399,000	—	136,249	1,277,520

Gary J. Rosen	2008	263,041	354,401	463,342	198,436	—	12,353	1,291,573
Vice President, Engineering

(1)	Fiscal year 2008 comprised a 53-week period ended October 3, 2008. Fiscal year 2007 comprised a 52-week period ended September 28, 2007.

(2)	The amounts shown are the SFAS No. 123(R) compensation costs recognized for financial statement reporting purposes for the fiscal year with respect to stock and option awards granted to the named executive officers, whether in the current or other prior fiscal year, and do not reflect whether the named executive officer has actually realized a financial benefit from the award. The compensation costs are based on the SFAS No. 123(R) grant date fair value of each award grant and the dollar amounts do not take into account any estimated forfeitures. Assumptions used in the calculation of the SFAS No. 123(R) grant date fair value of each award grant are set forth in Note 3 to our consolidated financial statements for the fiscal year ended October 3, 2008 included in our Annual Report on Form 10-K filed with the SEC on November 25, 2008.

(3)	The amounts disclosed in the Non-Equity Incentive Compensation column were all awarded under the MIP as discussed in the Compensation Discussion and Analysis under the section titled “Annual Incentive Cash Payments.” Compensation earned under the MIP during the fiscal year is paid by us to the named executive officer in the November following the fiscal year up to the target amount. Compensation earned above the target amount is subject to a one-year mandatory deferral, as determined by the Board of Directors.

(4)	Amounts shown represent the above-market interest earned from estimated amounts contributed to the named executive officer’s SERP in the fiscal year.

(5)	Amounts presented in the All Other Compensation column for fiscal year 2008 consist of reimbursement for health care expenses and financial planning as well as the following items:

Name	Expatriate Expenses	Automotive Perquisites
Gary E. Dickerson	—	$28,155
Robert J. Halliday	—	41,217
Yong-Kil Kim	$90,710	—
Robert J. Perlmutter	—	33,362

Grants of Plan-Based Awards

The following table sets forth information concerning grants of compensation in the form of plan-based awards made to the named executive officers during the fiscal year ended October 3, 2008.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards: Number of Shares (2)	All Other Option Awards: Number of Securities Underlying Options (3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (4)
		Target	Maximum	Target
Gary E. Dickerson	Annual	$630,000	$1,260,000
	11/13/2007			13,143			$512,446
	11/13/2007				80,500	$38.99	1,146,320
	2/9/2008				34,500	33.49	415,380
	5/9/2008				34,500	37.68	474,375
	8/14/2008				34,500	34.33	437,115

Robert J. Halliday	Annual	319,500	639,000
	11/13/2007			9,143			356,486
	11/13/2007				56,000	38.99	797,440
	2/9/2008				24,000	33.49	288,960
	5/9/2008				24,000	37.68	330,000
	8/14/2008				24,000	34.33	304,080

Yong-Kil Kim	Annual	210,000	420,000
	11/13/2007			5,143			200,526
	11/13/2007				31,500	38.99	448,560
	2/9/2008				13,500	33.49	162,540
	5/9/2008				13,500	37.68	185,625
	8/14/2008				13,500	34.33	171,045

Robert J. Perlmutter	Annual	210,000	420,000
	11/13/2007			5,143			200,526
	11/13/2007				31,500	38.99	448,560
	2/9/2008				13,500	33.49	162,540
	5/9/2008				13,500	37.68	185,625
	8/14/2008				13,500	34.33	171,045

Gary J. Rosen	Annual	159,600	319,200
	11/13/2007			4,286			167,111
	11/13/2007				26,250	38.99	373,800
	2/9/2008				11,250	33.49	135,450
	5/9/2008				11,250	37.68	154,688
	8/14/2008				11,250	34.33	142,538

(1)

The amounts shown in the columns represent the range of possible cash payouts for each named executive officer under our MIP for the fiscal year 2008 performance period, as determined by the Compensation Committee at its September 27, 2007 meeting. Amounts actually earned under our fiscal year 2008 MIP are included above in the

Summary Compensation Table under the column titled, “Non-Equity Incentive Plan Compensation”. Information regarding the operation of the MIP can be found in the Annual Incentive Cash Payments section of the Compensation Discussion and Analysis.

(2)	Reflects awards of performance shares that have both a performance-vesting component tied to our earnings per share for fiscal year 2008 and a service-vesting component tied to continued service beyond that fiscal year, as discussed in Equity Incentive Plans section of the Compensation Discussion and Analysis. The performance component for fiscal year 2008 was not earned, and the shares were forfeited prior to vesting.

(3)	Options granted in fiscal year 2008 will vest as to one-fourth one year from the grant date, and the remaining three-fourths will vest in twelve equal quarterly installments until one hundred percent of the shares have vested at the end of four years.

(4)	The grant date fair value amounts were determined in accordance with the provisions of SFAS No. 123(R). A discussion of the valuation assumptions used in the SFAS No. 123(R) calculation of grant date fair value is set forth in Note 3 to our audited financial statements for the fiscal year ended October 3, 2008, included in our Annual Report on Form 10-K filed with the SEC on November 25, 2008.

Narrative to Summary Compensation and Grants of Plan-Based Awards

Salary. Salary increases are approved by the Compensation Committee annually and are effective January 1 of each year. All named executive officers received annual merit increases in fiscal year 2008. The Compensation Committee expects to delay salary increases in fiscal year 2009 due to cost reduction efforts in response to the industry downturn.

Named Executive Officer	Annual Base Salary as of January 1, 2007	Annual Base Salary as of January 1, 2008	% Increase Over Prior Year
Gary E. Dickerson	$600,000	$630,000	5%
Robert J. Halliday	340,000	355,000	4%
Yong-Kil Kim	285,000	300,000	5%
Robert J. Perlmutter	285,000	300,000	5%
Gary J. Rosen	255,000	266,000	4%

Stock Awards and Option Awards. Stock and option awards represent the SFAS No. 123(R) expense included in the fiscal year 2008 Consolidated Statements of Income. Thus, the amounts included above do not necessarily reflect the current year compensation philosophy of the Compensation Committee. For instance, executive officers employed by us for a number of years will have a greater SFAS No. 123(R) expense during fiscal year 2008 then those executive officers recently recruited and hired by us. This is due to the fact that SFAS No. 123(R) requires equity grants made in prior fiscal years, but vesting in the current fiscal year, to be included in the current year Consolidated Statements of Income. New hire equity grants to individuals are typically greater than equity grants made to those same individuals in subsequent years. For a more current view of equity granting philosophy by the Compensation Committee, refer to the Compensation Discussion and Analysis.

Non-Equity Incentive Plan Compensation. All named executive officers earned more than their targeted performance bonus. Refer to the Annual Incentive Cash Payments section in the Compensation Discussion and Analysis for details on the calculation and mandatory deferral requirement for incentive payments greater than 100% of target.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings. This amount represents the above-market interest earnings for the SERP in relation to the 120% of the applicable federal long-term rate, with compounding. Generally, SERP earnings increase over time as named executive officers’ balances and accumulated interest grows.

All Other Compensation. This amount generally includes automotive, relocation, health care and financial planning.

Outstanding Equity Awards at Fiscal Year-End 2008

The following table shows information regarding unexercised stock options and unvested restricted stock held by the named executive officers as of October 3, 2008.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (1)		Market Value of Shares or Units of Stock That Have Not Vested (2)
Gary E. Dickerson	70,313	17,578	(3)	$14.21	10/18/2011	4,397	(3)	$95,415
	32,031	7,031	(4)	15.71	11/12/2011	5,407	(5)	117,332
	201,953	35,156	(5)	15.69	3/18/2013	6,025	(17)	130,743
	14,063	28,126	(6)	23.77	8/18/2013	10,102	(18)	219,213
	15,995	20,567	(7)	27.24	11/17/2013	14,060	(19)	305,102
	13,710	22,852	(8)	27.53	2/9/2014	8,034	(6)	174,338
	11,426	25,138	(9)	42.73	5/10/2014	15,671	(20)	340,061
	9,139	27,420	(10)	46.65	8/17/2014
	—	80,500	(13)	38.99	11/13/2014
	—	34,500	(14)	33.49	2/9/2015
	—	34,500	(15)	37.68	5/9/2015
	—	34,500	(16)	34.33	8/14/2015

Robert J. Halliday	67,500	—		15.82	2/9/2012	970	(5)	21,049
	11,250	—		11.59	11/8/2009	3,613	(17)	78,402
	22,500	—		19.17	11/21/2010	4,427	(18)	96,066
	29,998	—		15.09	5/5/2011	10,544	(19)	228,805
	30,000	—		11.63	8/13/2011	6,026	(6)	130,764
	31,641	2,109	(4)	15.71	11/12/2011	11,492	(20)	249,376
	22,148	3,164	(5)	15.69	3/18/2013
	21,093	21,903	(6)	23.77	8/18/2013
	11,729	15,083	(7)	27.24	11/17/2013
	10,053	16,759	(8)	27.53	2/9/2014
	8,377	18,435	(9)	42.73	5/10/2014
	6,702	20,107	(10)	46.65	8/17/2014
	—	56,000	(13)	38.99	11/13/2014
	—	24,000	(14)	33.49	2/9/2015
	—	24,000	(15)	37.68	5/9/2015
	—	24,000	(16)	34.33	8/14/2015

Yong-Kil Kim	45,000	—		23.39	3/15/2010	970	(5)	21,049
	22,500	—		27.17	7/3/2010	3,613	(17)	78,402
	31,500	—		15.82	2/9/2012	3,355	(18)	72,804
	21,750	—		19.17	11/21/2010	7,031	(19)	152,573
	5,000	—		11.63	8/13/2011	4,016	(6)	87,147
	31,641	2,109	(4)	15.71	11/12/2011	6,269	(20)	136,037
	22,148	3,164	(5)	15.69	3/18/2013
	14,059	14,061	(6)	23.77	8/18/2013
	6,398	8,227	(7)	27.24	11/17/2013
	5,483	9,140	(8)	27.53	2/9/2014
	4,569	10,056	(9)	42.73	5/10/2014
	3,654	10,965	(10)	46.65	8/17/2014
	—	31,500	(13)	38.99	11/13/2014
	—	13,500	(14)	33.49	2/9/2015
	—	13,500	(15)	37.68	5/9/2015
	—	13,500	(16)	34.33	8/14/2015

Robert J. Perlmutter	68,906	88,594	(11)	25.91	10/9/2013	8,435	(11)	183,040
	—	31,500	(13)	38.99	11/13/2014
	—	13,500	(14)	33.49	2/9/2015
	—	13,500	(15)	37.68	5/9/2015
	—	13,500	(16)	34.33	8/14/2015

Gary J. Rosen	21,093	12,656	(12)	16.45	6/27/2013	2,106	(12)	45,700
	5,625	11,250	(6)	23.77	8/18/2013	4,819	(17)	104,572
	5,331	6,856	(7)	27.24	11/17/2013	2,581	(18)	56,008
	4,569	7,617	(8)	27.53	2/9/2014	5,624	(19)	122,041
	3,808	8,379	(9)	42.73	5/10/2014	3,214	(6)	69,744
	3,046	9,139	(10)	46.65	8/17/2014	5,223	(20)	113,339
	—	26,250	(13)	38.99	11/13/2014
	—	11,250	(14)	33.49	2/9/2015
	—	11,250	(15)	37.68	5/9/2015
	—	11,250	(16)	34.33	8/14/2015

(1)	All options and stock awards vest as to one-fourth one year from the grant date and the remaining three-fourths will vest in twelve equal quarterly installments until one hundred percent of the shares have vested at the end of four years.

(2)	Based on the closing price of our common stock of $21.70 on October 3, 2008 as reported by the NASDAQ Global Select Market.

(3)	Options and restricted stock awards were granted on October 18, 2004.

(4)	Options were granted on November 12, 2004.

(5)	Options and restricted stock awards were granted on March 18, 2005.

(6)	Options and restricted stock awards were granted on August 18, 2006.

(7)	Options were granted on November 17, 2006.

(8)	Options were granted on February 9, 2007.

(9)	Options were granted on May 10, 2007.

(10)	Options were granted on August 17, 2007.

(11)	Options and restricted stock awards were granted on October 9, 2006.

(12)	Options and restricted stock awards were granted on June 27, 2005.

(13)	Options were granted on November 13, 2007.

(14)	Options were granted on February 9, 2008.

(15)	Options were granted on May 9, 2008.

(16)	Options were granted on August 14, 2008.

(17)	Restricted stock awards were granted on August 12, 2005.

(18)	Restricted stock awards were granted on December 8, 2005.

(19)	Restricted stock awards were granted on May 10, 2006.

(20)	Restricted stock awards were granted on December 4, 2006 and will vest as to one-fourth one year from the grant date and the remaining three-fourths will vest in twelve equal quarterly installments until one hundred percent of the shares have vested at the end of four years. Additionally, these awards had a performance-based requirement that was met in fiscal year 2007. Thus, the awards will vest according to the above mentioned schedule.

(21)	Options granted are fully vested and exercisable.

Options Exercised and Stock Vested in Fiscal Year 2008

	Stock Awards (1)
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
Gary E. Dickerson	66,758	$2,419,955
Robert J. Halliday	27,081	988,415
Yong-Kil Kim	19,149	694,133
Robert J. Perlmutter	6,565	265,988
Gary J. Rosen	18,586	667,563

(1)	None of the named executive officers exercised options in fiscal year 2008.

(2)	Represents the amount realized based on the market price of our common stock on the vesting date.

Non-Qualified Deferred Compensation for Fiscal Year 2008

Name	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (2)	Aggregate Earnings in Last FY (3)	Aggregate Withdrawals / Distributions (4)	Aggregate Balance at Last FYE (5)
Gary E. Dickerson	$600,000	$184,586	$39,071	—	$1,785,618
Robert J. Halliday	289,000	93,891	(87,814)	$(270,356)	585,891
Yong-Kil Kim	199,500	76,426	(62,791)	(212,441)	439,350
Robert J. Perlmutter	222,289	49,031	(53,844)	—	236,809
Gary J. Rosen	105,000	—	(31,633)	(127,144)	76,929

(1)	Represents the amounts earned over 100% of target that were deferred under the fiscal year 2007 MIP, as discussed in the Annual Incentive Cash Payments section of the Compensation Discussion and Analysis.

(2)	The SERP amounts for fiscal year 2008 disclosed in this table are estimated amounts because, as discussed in the Compensation Discussion and Analysis, each of the named executive officers’ SERP accounts are not actually credited until the end of each calendar year.

(3)	Represents the actual market earnings on a group of investment funds selected by the applicable named executive officer for purposes of tracking the notional investment return on his non-qualified deferred compensation account balance for fiscal year 2008, as discussed in the Annual Incentive Cash Payments section of the Compensation Discussion and Analysis.

(4)	Represents combined withdrawals and distributions in non-qualified deferred compensation plans for each named executive officer in fiscal year 2008.

(5)	Represents combined contributions, earnings and balances of SERP and non-qualified deferred compensation plans for each named executive officer in fiscal year 2008.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Change in Control Agreements

Messrs. Dickerson and Halliday and Dr. Kim are parties to change in control agreements with us. The Compensation Committee has determined that the number of executive officers with change in control agreements should generally be limited and as new executive officers are hired by us, a change in control agreement is not included in a standard executive officer offer package. Under these agreements, a change in control of Varian Semiconductor is defined to occur if:

•	any individual or group becomes the beneficial owner (as defined in Section 13 of the Exchange Act) of 30% or more of the voting power of Varian Semiconductor’s outstanding securities, or;

•

the “continuing directors” cease to constitute at least a majority of the Board of Directors. “Continuing directors” are defined as our directors as of the date of the executive’s agreement and any successor to any such director who was nominated or selected by a majority of the continuing directors in office at the time of the director’s nomination or selection and who is not an “affiliate” or an “associate” (as defined under the Exchange Act) of any person who is the beneficial owner of more than 10% of the combined voting power of Varian Semiconductor, or;

•

there occurs a reorganization, merger, consolidation or other corporate transaction involving us in which our stockholders immediately prior to such transaction do not own more than 50% of the combined voting power of Varian Semiconductor (or of a successor entity resulting from such transaction) after such transaction; or;

•	all or substantially all of Varian Semiconductor’s assets are sold, liquidated or distributed.

In certain circumstances, the Board of Directors can declare that change in control will not be considered to have occurred, despite the occurrence of one of the above-listed events. With certain exceptions, these agreements each provide that the executive officer will forfeit his or her benefits under the agreement if he or she voluntarily leaves our employ during the process of a tender offer, merger negotiations or in certain other circumstances that could lead to a change in control. This is intended to assure that management will continue to act in the interest of the stockholders rather than be affected by personal uncertainties during any attempts to effect a change in control of us, and to enhance our ability to attract and retain executives. Each agreement provides that if within 18 months of a change in control (i) we terminate the executive’s employment other than by reason of his death, disability, or for “cause” (in the case of Mr. Dickerson) or other than by reason of his death, disability, retirement or for “cause” (in the case of Mr. Halliday and Dr. Kim), or (ii) the executive terminates his employment for any reason (in the case of Mr. Dickerson) or for “good reason” (in the case of Mr. Halliday and Dr. Kim), the executive will receive:

•

a lump sum severance payment equal to 2.99 (in the case of Mr. Dickerson) or 2.50 (in the case of Mr. Halliday and Dr. Kim) multiplied by the sum of (1) the executive’s annual base salary, (2) the highest annual bonus earned by the executive in any of the three most recent fiscal years ending prior to the date of termination and (3) the highest cash bonus for a performance period of more than one fiscal year that was earned by the executive in any of the three fiscal years ending prior to the date of termination;

•

a lump sum payment equal to the pro rata portion of the executive’s target bonus for the fiscal year in which the executive’s termination occurs, and for any other partially completed bonus performance period at the time of the executive’s termination;

•	full vesting and exercisability of unvested stock options and full release of restrictions on restricted stock;

•

continued receipt of benefits under life, medical, dental, vision and disability insurance plans, as well as the financial and tax counseling plan, until the earlier to occur of commencement of substantially equivalent full-time employment with a new employer or 24 months after the date of termination of employment with us;

•	the right to purchase any company-leased automobile then in possession of the executive; and

•

a gross-up payment such that if any payments and benefits received by the executive from us would subject that person to the excise tax contained in Section 4999 of the Internal Revenue Code of 1986, as amended, or the Code, the executive will be entitled to receive an additional payment that will place the executive in the same after-tax economic position that the executive would have enjoyed if such excise tax had not applied.

These agreements also provide that if, following a change in control, the executive’s employment is terminated due to death or disability, the executive will receive death or long-term disability benefits no less favorable than the most favorable benefits to which the executive would have been entitled had the death or disability occurred at any time in the one-year period prior to the change in control.

For purposes of the change in control agreements, “cause” means:

•

The continued willful failure of the executive to perform his duties to us after written notice thereof and a reasonable opportunity to be heard and cure such failure are given to the executive by the Board of Directors or a committee thereof; or

•

The willful commission by the executive of a wrongful act that caused or was reasonably likely to cause substantial damage to us, or an act of fraud in the performance of the executive’s duties on behalf of us; or

•	The conviction of the executive for commission of a felony in connection with the performance of the executive’s duties on behalf of us; or

•	The order of a federal or state regulatory authority having jurisdiction over us or our operations or by a court of competent jurisdiction requiring the termination of the executive’s employment.

For purposes of the change in control agreements, “good reason” means:

•	In the case of Mr. Halliday, the assignment to the executive of a position, title, responsibilities or duties such that he no longer holds an equivalent position; or

•

In the case of Dr. Kim, the assignment of the executive to duties which are materially different from his duties immediately prior to the change in control and which result in a material reduction in his authority and responsibility when compared to the highest level of authority and responsibility assigned to him at any time during the six-month period prior to the change in control date; or

•

A reduction of the executive’s total compensation as the same may have been increased from time to time after the change in control date other than (A) a reduction implemented with the consent of the executive or (B) a reduction that is generally comparable (proportionately) to compensation reductions imposed on senior executives generally; or

•

The failure to provide to the executive the benefits and perquisites, including participation on a comparable basis in stock option, incentive, and other similar plans in which employees of comparable title and salary grade participate, as were provided to him immediately prior to a change in control, or with a package of benefits and perquisites that are substantially comparable in all material respects to such benefits and perquisites provided prior to the change in control; or

•

The relocation of the office where the executive is employed immediately prior to the change in control date to a location which is more than 50 miles away from such location or Varian Semiconductor requiring the executive to be based more than 50 miles away from such location;

•	Our failure to obtain promptly upon any change in control the express written assumption of an agreement to perform the change in control agreement by any successor; or

•	The attempted termination of the executive’s employment for “cause” on grounds insufficient to constitute a basis of termination for “cause” under the change in control agreement; or

•	Our failure to promptly make any payment into escrow when so required by the change in control agreement.

Under the change in control agreements, each of Messrs. Dickerson and Halliday and Dr. Kim have agreed:

•	to be bound by certain confidentiality agreements, and

•

while employed by us and following the termination of such employment (other than a termination of employment by the executive for “good reason” (in the case of Mr. Halliday and Dr. Kim) or a termination of employment by us other than for “cause”) for a period of two years, to be bound by certain non-solicitation provisions and, in the case of Mr. Dickerson, certain non-competition provisions.

The following table shows the estimated amounts that would have been payable to each named executive officer, in the event such named executive officer, within 18 months of a change in control, were terminated other than by reason of his death, disability, retirement or for “cause” or, such named executive officer terminated his employment for “good reason” (in the case of Mr. Halliday and Dr. Kim) or any reason (in the case of Mr. Dickerson), had the termination occurred on October 3, 2008. The amount attributable to the accelerated vesting of stock options, performance shares and restricted stock is based upon the fair market value of our common stock on the last trading day of fiscal year 2008. That value was $21.70 per share as reported on the NASDAQ Global Select Market. The actual compensation and benefits the named executive officer would receive at any subsequent date would likely vary from the amounts set forth below as a result of certain factors, such as a change in the price of our common stock and any additional benefits the named executive officer may have accrued as of that time under applicable benefit or compensation plans.

Change in Control Severance

Name	Cash	Prorata Bonus	Stock Options	Restricted Stock	Welfare Benefits	Financial Planning	Excise Tax Gross Up	Total
Gary E. Dickerson	$5,447,549	$630,000	$385,066	$1,382,346	$24,643	$6,000	$—	$7,875,604
Robert J. Halliday	2,322,266	319,500	31,651	804,502	24,643	20,058	—	3,522,620
Yong-Kil Kim	1,747,500	210,000	31,651	548,077	24,643	—	—	2,561,871

Potential Payments upon Termination of Employment Other than Following a Change in Control

Our named executive officers are entitled to certain benefits upon a termination due to death, disability or retirement. These include acceleration of equity awards, reflected in the stock options and restricted stock columns of the table below and payouts of vested SERP and non-qualified deferred compensation balances included in the deferred compensation column of the table below. We only reports amounts where vesting requirements are waived and/or time of payment is accelerated, or benefits are provided that are not generally available to our other employees. Benefits under our SERP and non-qualified deferred compensation plans are not enhanced under any of the termination events.

Name	Stock Options (1)	Restricted Stock (1)	Deferred Compensation	Total
Gary E. Dickerson	$385,066	$1,382,346	$1,785,618	$3,553,030
Robert J. Halliday	31,651	804,502	585,891	1,422,044
Yong-Kil Kim	31,651	548,077	439,350	1,019,078
Robert J. Perlmutter	—	101,719	—	101,719
Gary J. Rosen	66,445	511,407	76,929	654,781

(1)	The amount attributable to the accelerated vesting of stock options, performance shares and restricted stock is based upon the fair market value of our common stock on the last trading day of fiscal year 2008. That value was $21.70 per share as reported on the NASDAQ Global Select Market.

Equity Incentive Plans. Under our equity incentive plans, in the event of a termination due to death, disability or retirement the named executive officer’s equity grants become fully vested. The estimated amounts that would have been payable to the named executive officer upon the occurrence of one of these events on October 3, 2008 is reflected in the above table, under the stock options and restricted stock columns.

Supplemental Executive Retirement Plan. Each named executive officer is fully vested in the SERP after two years from the date of hire as discussed in the Compensation Discussion and Analysis. If a named executive officer ended employment with us on October 3, 2008 for any reason and meets the vesting requirements, his account balance is paid, as soon as is practicable. Dr. Perlmutter was hired on October 9, 2006 and thus, as of October 3, 2008 had not met the SERP vesting requirements.

Non-Qualified Deferred Compensation Plan. Each named executive officer is fully vested in the non-qualified deferred compensation plan on the first anniversary date of the deferral, as discussed in the Compensation Discussion and Analysis. If a named executive officer ended employment with us on October 3, 2008 for any reason, the account balances set forth in the Non-Qualified Deferred Compensation table on page 31 under the column heading Executive Contributions table would continue to be adjusted for earnings and losses in the investment choices selected by the named executive officer until paid, pursuant to the distribution election made by the named executive officer.

EQUITY COMPENSATION PLAN INFORMATION

We maintain two equity plans, the Amended and Restated 2006 Stock Incentive Plan and the Employee Stock Purchase Plan, both of which have been approved by our stockholders. The following table provides information regarding the shares of our common stock authorized for issuance under our equity compensation plans as of October 3, 2008.

Plan Category	(a) Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (1)
Equity Compensation Plans Approved by Security Holders	2,401,325	$33.48	8,686,025
Equity Compensation Plans Not Approved by Security Holders	N/A	N/A	N/A

Total	2,401,325	$33.48	8,686,025

(1)	Includes 933,871 shares of our common stock issuable under the Employee Stock Purchase Plan. The weighted average remaining contractual life of all options outstanding under the Amended and Restated 2006 Stock Incentive Plan is 5.7 years. On November 24, 2008, we decided to suspend enrollment and participation in the ESPP as of January 1, 2009 due to efforts to reduce equity compensation expense. We expect to lift the suspension once the industry recovers.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2008, the members of our Compensation Committee were Ms. Tallet, until her service on the Board of Directors ceased on February 4, 2008, Dr. Tsai, commencing with his election to the Board of Directors on May 9, 2008, Drs. Chen and Dutton and Mr. Schmal, none of whom was our current or former officer or employee and none of whom had any related person transaction involving us. None of our executive officers serves as a member of the Board of Directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with Varian Semiconductor’s management. Based on that review and its discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Xun (Eric) Chen (Chairperson)

Robert W. Dutton

Dennis G. Schmal

Bin-ming (Benjamin) Tsai

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is composed of four members and acts under a written charter adopted by the Board of Directors. The members of the Audit Committee are independent directors, as defined by its charter and the NASDAQ rules. Mr. Schmal is an “audit committee financial expert” as defined by applicable SEC rules. The members of the Audit Committee are not our full-time employees and are not, and do not represent to be, performing the functions of auditors or accountants. Members of the Audit Committee rely on the information provided and the representations made to them by management and the independent registered public accounting firm.

The purpose of the Audit Committee is to assist with the Board of Directors’ oversight of (a) the integrity of our financial statements, (b) compliance with legal and regulatory requirements, (c) the independent registered public accounting firm’s qualifications, independence and performance, (d) the performance of our internal audit function and (e) the pre-approval of all audit and non-audit services, if any, provided by our independent registered public accounting firm. Our internal auditors and independent registered public accounting firm each have unrestricted access to the Audit Committee. In the performance of its oversight role, the Audit Committee reviewed our audited financial statements for the fiscal year ended October 3, 2008 and met with both management and PricewaterhouseCoopers LLP, the independent registered public accounting firm who performed the audit, to discuss these financial statements.

Management is responsible for internal controls and the financial reporting process. Management represented to the Audit Committee that the financial statements have been prepared in accordance with accounting principles generally accepted in the United States. Our independent registered public accounting firm (a) audits the annual financial statements prepared by management, (b) expresses an opinion as to whether those financial statements fairly present our financial position, results of operations and cash flows of in conformity with accounting principles generally accepted in the United States and that the audit of our financial statements by an independent registered public accounting firm has been carried out in accordance with auditing standards generally accepted in the United States and, (c) discusses with the Audit Committee any issues it believes should be raised. As appropriate, the Audit Committee reviews and evaluates, and discusses with management, internal accounting, financial and auditing personnel and the independent registered public accounting firm, the following points:

•	the plan for, and the independent registered public accounting firm’s report on, each audit of our financial statements;

•	our financial disclosure documents, including all financial statements and reports filed with the SEC or sent to stockholders;

•	management’s selection, application and disclosure of critical accounting policies;

•	changes in accounting practices, principles, controls or methodologies;

•	significant developments or changes in accounting rules applicable to us; and

•	the adequacy of our internal controls and accounting, financial and auditing personnel.

The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees), or SAS 61. The independent registered public accounting firm is required under SAS 61 (as codified in AU Section 380 of the Codification of Statements on Auditing Standards) to discuss with the Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the accounting firm’s conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

Our independent registered public accounting firm also provided the Audit Committee with other material written communications such as the engagement letter, reports on observations and recommendations on internal controls and the independence letter required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees. Independence Standards Board Standard No. 1 requires independent registered public accounting firms annually to disclose in writing all relationships that in the registered public accounting firm’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee discussed with the registered public accounting firm the matters disclosed in this letter and their independence from Varian Semiconductor. The Audit Committee also considered whether such accounting firm’s provision of the other, non-audit related services to us that are referred to under the heading “Ratification of the Selection Of Independent Registered Public Accounting Firm for Fiscal Year 2009” is compatible with maintaining such registered public accounting firm’s independence and concluded that the independence of PricewaterhouseCoopers LLP is not compromised by the provision of such services.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended October 3, 2008. Subject to stockholder ratification, the Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending October 2, 2009.

AUDIT COMMITTEE

Dennis G. Schmal (Chairperson)

Xun (Eric) Chen

Robert W. Dutton

Bin-ming (Benjamin) Tsai

None of the Compensation Committee Report, the Report of the Audit Committee shall be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as from time to time in effect, or under the Exchange Act of 1934, as from time to time in effect, except to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under such acts.

PROPOSAL 2

AMENDMENT TO THE AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN

On November 25, 2008, our Board of Directors adopted, subject to stockholder approval, the amendment to the Amended and Restated 2006 Stock Incentive Plan, or 2006 Plan, to provide guidelines for performance awards in order to comply with the requirements of Internal Revenue Code Section 162(m). The guidelines listed below under the heading “Performance Criteria” specify metrics which may be applied to Varian Semiconductor equity awards.

Up to 12,375,000 shares of our common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2006 Plan. No increase in shares available for awards under the 2006 Plan is being proposed.

Reason for Stockholder Approval of this Proposal

Section 162(m) limits the deductions a publicly held company can claim for compensation in excess of $1 million in a given year paid to the chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer) serving on the last day of the fiscal year (generally referred to as the “covered employees”). “Performance-based” compensation that meets certain requirements is not counted against the $1 million deductibility cap and remains deductible. Stockholder approval of the material terms used in setting performance goals permits qualification of performance-based awards for tax deductibility without the Section 162(m) limitation.

Amendment to Provide Guidelines for Performance Awards Under the 2006 Plan

Stockholders are being asked to approve an amendment to the 2006 Plan to provide guidelines for performance-based awards consistent with Section 162(m).

The 2006 Plan authorizes the grant of Restricted Stock Awards and Other Stock Unit Awards under the Plan that are subject to the achievement of performance goals. The Board of Directors intends that these awards qualify for tax deductibility by us to the extent practicable. Performance-based awards require satisfaction of pre-established performance goals, consisting of one or more performance criteria and a targeted performance level with respect to such criteria. The material terms of the performance-based awards are discussed below.

Performance Criteria

Under the 2006 Plan, if a performance-based award is intended to qualify under Section 162(m), the performance criteria used in establishing performance goals must be based on the relative or absolute attainment of specified levels of one or any combination of the following: earnings per share; net income; earnings before or after discontinued operations interest, taxes, depreciation and/or amortization; operating profit before or after discontinued operations and/or taxes; sales; sales growth; earnings growth; cash flow or cash position; gross margins; stock price; market share; return on sales, assets, equity or investment; improvement of financial ratings; new business development; achievement of balance sheet or income statement objectives; or total stockholder return.

A committee comprised solely of two or more directors eligible to serve on a committee making awards qualifying as “performance-based compensation” under Section 162(m), referred to herein as the Committee, retains discretion to set the level of performance for a given performance criteria that will result in the award of a specified number of shares under a performance-based award. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that performance measures may be adjusted to exclude any one or more of extraordinary items, gains or losses on the dispositions of discontinued operations, the cumulative effects of changes in accounting principles, the writedown of any asset, and charges for restructuring and rationalization programs. Performance measures may vary by participant and may be different for different awards, may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Committee; and shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as performance-based compensation may be based on these or other performance measures as the Board of Directors may determine.

Our Board of Directors believes approval of the amendment to the 2006 Plan is in the best interests of Varian Semiconductor and our stockholders and recommends a vote “FOR” the approval of the amendment to the 2006 Plan.

Description of the 2006 Plan

The following description of the 2006 Plan is qualified by reference to the 2006 Plan, which was filed electronically with the SEC as an appendix to this Proxy Statement, but is not included in the printed version of this Proxy Statement. A copy of the 2006 Plan is also available, without charge, upon written request to Secretary, Varian Semiconductor Equipment Associates, Inc., 35 Dory Road, Gloucester, Massachusetts 01930.

Types of Awards

The 2006 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, non-statutory stock options, collectively Options, stock appreciation rights, or SARs, restricted stock, restricted stock units and other stock-based awards as described below, collectively, Awards.

Incentive Stock Options and Non-statutory Stock Options. Optionees receive the right to purchase a specified number of shares of our common stock at a specified Option price and subject to such other terms and conditions as are specified in connection with the Option grant. Subject to the limitations described below, Options may be granted at an exercise price of not less than 100% of the fair market value of our common stock on the date of grant. Under present law, incentive stock options and Options intended to qualify as performance-based compensation under Section 162(m) may not be granted at an exercise price less than 100% of the fair market value of our common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of Varian Semiconductor). Under the 2006 Plan, Options may not be granted for a term in excess of eight years. The 2006 Plan permits the following forms of payment of the exercise price of Options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, surrender to us of shares of our common stock, (iii) subject to certain conditions, delivery to us of a promissory note, (iv) any other lawful means, or (v) any combination of these forms of payment.

Stock Appreciation Rights. An SAR is an Award entitling the holder, upon exercise, to receive an amount in our common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock. SARs may be granted independently or in tandem with an Option.

Restricted Stock Awards. Restricted Stock Awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

Restricted Stock Unit Awards. Restricted Stock Unit Awards entitle the recipient to receive shares of our common stock to be delivered at the time such shares vest pursuant to the terms and conditions established by our Board of Directors.

Other Stock-Based Awards. Under the 2006 Plan, our Board of Directors has the right to grant other Awards based upon our common stock having such terms and conditions as our Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of our common stock, and the grant of Awards entitling recipients to receive shares of our common stock to be delivered in the future.

Transferability of Awards

Except as our Board of Directors may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards

Our employees, officers, directors, consultants and advisors are eligible to be granted Awards under the 2006 Plan. Under present law, however, incentive stock options may only be granted to our employees.

The maximum number of shares with respect to which Awards may be granted to any participant under the 2006 Plan may not exceed 1,000,000 shares per fiscal year. For purposes of this limit, the combination of an Option in tandem with an SAR is treated as a single Award. In addition, the maximum number of shares with respect to which Awards may be granted to directors who are not our employees at the time of grant is 40,500 per fiscal year.

Plan Benefits

As of November 28, 2008, approximately 1,490 persons were eligible to receive Awards under the 2006 Plan, including our 11 executive officers and five non-employee directors. The granting of Awards under the 2006 Plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

On December 1, 2008, the last reported sale price of our common stock on the NASDAQ Global Select Market was $17.26.

Administration

The 2006 Plan is administered by our Board of Directors. Our Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2006 Plan and to interpret the provisions of the 2006 Plan. Pursuant to the terms of the 2006 Plan, our Board of Directors may delegate authority under the 2006 Plan to one or more committees or subcommittees of our Board of Directors.

Notwithstanding the foregoing, with respect to Awards that may be granted to non-employee directors, only the Compensation Committee shall be responsible for the determination of such Awards.

Subject to any applicable limitations contained in the 2006 Plan, our Board of Directors, or any committee to whom our Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of our common stock covered by Options and the dates upon which such Options become exercisable, (ii) the exercise price of Options (which may not be less than 100% of fair market value of our common stock), (iii) the duration of Options (which may not exceed eight years), and (iv) the number of shares of our common stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

Our Board of Directors is required to make appropriate adjustments in connection with the 2006 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2006 Plan also contains provisions addressing the consequences of any reorganization event, which is defined as (i) any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (b) any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of us. In connection with a reorganization event, our Board of Directors will take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board of Directors determines: (i) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised Options or other unexercised Awards will become exercisable in full and will terminate immediately prior to the consummation of such reorganization event unless exercised within a specified period following the date of such notice, (iii) provide that outstanding Awards will become realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such reorganization event, (iv) in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, or the Acquisition Price (as defined in the 2006 Plan), make or provide for a cash payment to an Award holder equal to (A) the Acquisition Price times the number of shares of our common stock subject to the holder’s Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder’s outstanding Awards, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of us, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

Our Board of Directors may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of our common stock covered by such Award will again be available for grant under the 2006 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Substitute Options

In connection with a merger or consolidation of an entity with us or our acquisition of property or stock of an entity, our Board of Directors may grant Options in substitution for any Options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms, as our Board of Directors deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the 2006 Plan. Substitute Options will not count against the 2006 Plan’s overall share limit, except as may be required by the Code.

Provisions for Foreign Participants

The Board of Directors may modify Awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2006 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No Award may be made under the 2006 Plan after December 8, 2015 but Awards previously granted may extend beyond that date. Our Board of Directors may at any time amend, suspend or terminate the 2006 Plan; provided that, to the extent determined by our Board of Directors, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained. No Award will be made that is conditioned upon stockholder approval of any amendment to the 2006 Plan. Without approval of our stockholders, the Board of Directors may not (i) amend any outstanding Option to provide an exercise price per share that is lower than the then-current exercise price per share of such Option or other than as described under “Substitute Options” above, cancel any outstanding Award in connection with the granting of a substitute Award of the same or different type.

If stockholders do not approve the amendment to the 2006 Plan, the amendment will not go into effect, however, the 2006 Plan will otherwise remain in effect pursuant to its terms without regard to the amendment. In such event, our Board of Directors will consider whether to adopt alternative arrangements based on its assessment of our needs.

United States Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2006 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The plan provides that no Award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board of Directors, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the Option grant date and ending three months before the date the participant exercises the Option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the Option was granted and more than one year after the Option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options

A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the Option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the Option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based Award granted under the 2006 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying the common stock.

Tax Consequences to Us

There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code. Compensation that qualifies as “performance-based” compensation is excluded from the $1 million deductibility cap of Section 162(m), and therefore remains deductible by the company. Under the 2006 Plan, Awards that are conditioned upon achievement of performance goals may be intended to qualify as “performance-based” compensation for Section 162(m) purposes. A number of requirements must be met, however, in order for particular compensation to so qualify. Accordingly, there can be no assurance that such compensation under the 2006 Plan will be fully deductible under all circumstances.

The foregoing provides only a general description of the application of federal income tax laws to certain types of Awards under the 2006 Plan. This discussion is intended to assist stockholders in considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2006 Plan, as the consequences may vary with the types of Awards made, the identity of the recipients and the method of payment or settlement.

PROPOSAL 3

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2009

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for fiscal year 2009. Stockholder ratification of the selection of PwC is not required by law, SEC rules or NASDAQ listing rules. Although not required, our Board of Directors is seeking stockholder ratification of the selection of PwC in order to give stockholders an opportunity to express their views on this selection. The Board of Directors believes that the input of the stockholders who own our company on the selection of our independent registered public accounting firm is an important element of corporate governance. As a result, the Board of Directors has sought stockholder ratification of the selection of our independent registered public accounting firm at every annual meeting held since we became a public company in April 1999.

If the stockholders do not ratify the selection of PwC as our independent registered public accounting firm for fiscal year 2009, the Audit Committee will reconsider its selection of PwC and publicly report on the result of this reconsideration. Even if the selection of PwC is ratified by stockholders at this year’s annual meeting, the Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and stockholders.

Representatives of PwC are expected to be present at this year’s annual meeting. They will be available to respond to appropriate questions from stockholders.

PwC has served as our independent registered public accounting firm since we became a public company in April 1999. In November 2007, the Audit Committee selected PwC to serve as our independent registered public accounting firm for fiscal year 2008. As has been our practice throughout our lifetime as a public company, we sought ratification of that selection at last year’s annual meeting of stockholders. Following the recommendation of Institutional Shareholder Services of RiskMetrics Group, Inc. (“ISS”) that stockholders vote against the ratification of PwC for fiscal year 2008, stockholders voted against ratification by a margin of 51% against to 49% in favor.

ISS’s recommendation last year was based on its policy of recommending against the ratification of a company’s auditor if the sum of audit fees, audit related fees and tax compliance/preparation fees paid to the auditor is less than the other fees (“non-audit fees”) paid to the auditor. In fiscal year 2007, we paid PwC a total of $2,984,000, of which $1,748,000 was tax fees. Of the $1,748,000 in tax fees in fiscal year 2007, $1,569,997 consisted of fees related to the global realignment of our legal entity structure, as described further below. As a result, for fiscal year 2007 only, non-audit fees exceeded the sum of audit fees, audit related fees and tax compliance/preparation fees. In the absence of the fees related to the global realignment project in fiscal year 2007, non-audit fees would not have exceeded the sum of audit fees, audit related fees and tax compliance/preparation fees. Moreover, in every fiscal year prior to fiscal year 2007, and again for fiscal year 2008, non-audit fees did not exceed the sum of audit fees, audit related fees and tax compliance/preparation fees.

The ISS policy states that ISS believes auditors should focus on the audit function and that excessive non-audit fees can lower auditor objectivity. The Audit Committee agrees that auditor objectivity is critical to the integrity of the audit function and that maintaining auditor independence is essential. The Audit Committee believes that the level of non-audit fees incurred during fiscal year 2007 did not and will not impair PwC’s independence. The Audit Committee also believes that the level of non-audit fees incurred during fiscal year 2007 was a one-time occurrence and will not occur again. To that end, the Board of Directors has amended our Corporate Governance Guidelines to provide that the Audit Committee will not approve any services by our independent registered public accounting firm if as a result non-audit fees in any fiscal year would exceed the sum of audit fees, audit related fees and tax compliance/preparation fees for that year.

The global realignment project that we completed in fiscal year 2007 is intended to benefit our stockholders. At the same time, our new legal entity structure is more consistent with the geographic mix and needs of our customers and suppliers, and thus is expected to enhance our business operations and ultimately create greater value for our stockholders. Our global realignment project was large, complex, time sensitive and involved multiple jurisdictions throughout the world. In order to help us properly structure and implement the project, we needed an advisor with deep understanding of our business as well as the relevant tax and legal regulations in all applicable jurisdictions. In selecting an advisor, the Audit Committee confronted the market reality that only a few large, international accounting firms possessed the specialized knowledge, experience and operating scope to handle the project. After considering other potential advisors for the global realignment project, the Audit Committee retained PwC due to its substantial expertise and experience in similar projects for other companies, the time sensitivity of the project and the cost effectiveness of working with a firm that was already very familiar with our company and industry.

Prior to retaining PwC for this project, the Audit Committee evaluated the potential impact of the project on PwC’s independence and concluded that the project would not impair PwC’s independence. Among the factors considered by the Audit Committee in this evaluation were:

•	the nature of the advisory services PwC would provide;

•	the non-contingent fee structure, under which the fees we would pay to PwC would not depend on the savings achieved;

•	the fact that PwC would utilize different personnel for the advisory services and the audit work; and

•	the insignificance of the fees to be paid by us to PwC relative to its overall revenues.

In addition, during the global realignment project, as well as after the completion of the project, the Audit Committee met with PwC periodically to assess PwC’s independence and concluded that PwC’s independence had not been impaired by the project.

When stockholders did not ratify the selection of PwC as our independent registered public accounting firm for fiscal year 2008, the Audit Committee reconsidered the selection of PwC following last year’s annual meeting. As part of this process, the members of the Audit Committee discussed the matter among themselves, with management, with legal counsel and with PwC. In its discussions with the Audit Committee, PwC confirmed that it remained independent in compliance with all applicable SEC and PCAOB rules and described its internal review processes for maintaining independence.

In order to obtain input from our major stockholders on the question of the continued retention of PwC as our independent registered public accounting firm, and to get a better understanding of the reasons for the negative vote at last year’s annual meeting, management discussed the matter with five of our ten largest institutional investors. These investors all concurred with the continued retention of PwC for the balance of fiscal year 2008, and none of the investors with whom management discussed the matter disagreed.

On April 11, 2008, at the conclusion of the process described above, the Audit Committee held a special meeting for the purpose of reconsidering its selection of PwC as our independent registered public accounting firm for the balance of fiscal year 2008. Representatives of PwC were present for a portion of the meeting, and reaffirmed to the Audit Committee that PwC had maintained and continued to maintain its independence in compliance with all applicable SEC and PCAOB rules. Members of management, who were also present for a portion of the meeting, provided their views on the capabilities of PwC to continue to serve as our independent registered public accounting firm and shared with the Audit Committee the feedback received from the institutional investors with whom management had discussed the matter. The Audit Committee then met separately, without members of management or representatives of PwC in attendance, to further consider the matter and reach a final decision.

In its deliberations, the Audit Committee first considered the stockholder vote against ratification of PwC at last year’s annual meeting, the Audit Committee’s belief as to the reasons for that vote, and the importance of giving full and fair consideration to the stockholder views expressed through that vote. Next, the Audit Committee reconsidered PwC’s independence, and determined that PwC’s independence had not, for the reasons set forth above, been impaired by the global realignment project. Having concluded that PwC remained independent, the Audit Committee then weighed the fact that stockholders had not ratified the selection of PwC at last year’s annual meeting against the following countervailing considerations:

•	the qualifications of PwC as a firm and of the individuals assigned to our audit, including the regular rotation of partners throughout the course of the audit engagement;

•	the substantial efficiencies and auditing benefits from retaining an audit firm that is already familiar with Varian Semiconductor;

•	the nature of the fees related to the global realignment project during fiscal year 2007, and the anticipated benefit to our stockholders of the project; and

•	the views of the major institutional investors with whom management discussed the matter, each of whom concurred with the continued retention of PwC.

Based on these factors, the Audit Committee, on April 11, 2008, determined to continue to retain PwC as Varian Semiconductor’s independent registered public accounting firm for the balance of fiscal year 2008.

In November 2008, the Audit Committee selected PwC as our independent registered public accounting firm for fiscal year 2009. Before selecting PwC for fiscal year 2009, the Audit Committee once again determined that the prior retention of PwC in connection with the global realignment project during fiscal year 2007, and the level of fees paid to PwC for that work, did not and will not impair PwC’s independence. The Audit Committee also received PwC’s annual formal communication to the Audit Committee that PwC is independent with respect to Varian Semiconductor.

The Board of Directors believes that the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2009 is in our best interests and those of our stockholders and recommends a vote “FOR” the ratification of PricewaterhouseCoopers LLP.

Independent Registered Public Accounting Firm’s Fees

PwC audited our financial statements for the fiscal years ended October 3, 2008 and September 28, 2007. The following table summarizes the fees that PwC billed to us for each of the last two fiscal years:

	Fiscal Year 2008	Fiscal Year 2007
Audit Fees (1)	$1,471,000	$1,234,000
Audit-Related Fees (2)	3,000	2,000
Tax compliance and preparation	123,000	160,000
Tax planning and consultations	550,000	1,588,000
Total Tax Fees (3)	673,000	1,748,000

Total	2,147,000	2,984,000

(1)	Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PwC, in connection with statutory and regulatory filings or engagements.

(2)	Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under “Audit Fees.” These services relate primarily to audits of employee benefit plans and accounting consultations. None of the audit–related fees billed in fiscal year 2008 or fiscal year 2007 related to services provided under the de minimis exception to the audit committee pre-approval requirements.

(3)	Consists of fees billed for professional services for tax compliance, tax consultations, tax planning and expatriate consulting services. Tax Fees for fiscal year 2007 include fees of $1,569,997 for services related to the realignment of our legal entity structure. None of the audit–related fees billed in fiscal year 2008 or fiscal year 2007 related to services provided under the de minimis exception to the audit committee pre-approval requirements.

Audit Committee Policy on Pre-Approval of Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and our management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. Under the Sarbanes-Oxley Act of 2002, these pre-approval requirements are waived for non-audit services where (i) the aggregate of all such services is no more than 5% of the total amount paid to the external auditors during the fiscal year in which such services were provided, (ii) such services were not recognized at the time of the engagement to be non-audit services, and (iii) such services are approved by the Audit Committee prior to the completion of the audit engagement. We did not utilize this exception to the pre-approval requirements during the 2008 fiscal year.

Audit Committee Financial Expert

The Board of Directors has determined that Mr. Schmal is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K and is considered “independent” as that term is used in Item 7(d)(3) of Schedule 14A under the Exchange Act.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of reports filed by the reporting persons furnished to us, or written representations from reporting persons, we believe that during the fiscal year ended October 3, 2008, the reporting persons complied with all Section 16(a) filing requirements.

OTHER MATTERS

The Board of Directors does not intend to bring any other business before the meeting and does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, personal interviews and the Internet. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in a stockholder’s household. We will promptly deliver a separate copy of either document to any stockholder who calls or writes to us at the following address or phone number: 35 Dory Road, Gloucester, Massachusetts 01930-2297, Telephone (978) 282-2000. If any stockholder wants to receive separate copies of the annual report and proxy statement in the future, or if any stockholder is receiving multiple copies and would like to receive only one copy for his or her household, such stockholder should contact his or her bank, broker, or other nominee record holder, or such stockholder may contact us at the above address and phone number.

INFORMATION ABOUT STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

In order to be included in the proxy materials for our 2010 Annual Meeting, stockholders’ proposed resolutions must be received by us at our principal executive offices, 35 Dory Road, Gloucester, Massachusetts 01930 no later than August 20, 2009. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to our Secretary.

If a stockholder wishes to present a proposal at our 2010 Annual Meeting but does not wish to have the proposal considered for inclusion in the Proxy Statement and proxy card, the stockholder must also give written notice to our Secretary at the address noted above. The required notice must be given within a prescribed time frame, which is generally calculated by reference to the date of our most recent Annual Meeting. Assuming that our 2010 Annual Meeting is held on or after January 5, 2010 and on or before April 6, 2010 (as we currently anticipate), our bylaws would require notice to be provided to our Secretary at our principal executive offices no earlier than September 21, 2008 and no later than October 21, 2009. If a stockholder fails to provide timely notice of a proposal to be presented at the 2010 Annual Meeting, the proxies designated by our Board of Directors will have discretionary authority to vote on that proposal.

Pursuant to Rule 14a-4(c)(1) under the Exchange Act, if a stockholder who wishes to present a proposal fails to notify us within the time periods specified above but properly brings the proposal before the meeting, the proxies that management solicits for that meeting will have discretionary authority to vote on the stockholder’s proposal. If a stockholder makes timely notification, the proxies may still exercise discretionary authority in accordance with the SEC’s proxy rules.

By Order of the Board of Directors,

GARY E. DICKERSON

Chief Executive Officer

Gloucester, Massachusetts

December 19, 2008

The Board of Directors encourages stockholders to attend the meeting. Whether or not you plan to attend, you are urged to submit your proxy. A prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders who attend this meeting may vote their stock personally even though they have sent in their proxies.

Appendix A

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this 2006 Stock Incentive Plan (the “Plan”) of Varian Semiconductor Equipment Associates, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to receive stock options (“Options”), stock appreciation rights (“SARs”), restricted stock, restricted stock units and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant.”

3.	Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines, and practices relating to the Plan, as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. Notwithstanding the foregoing, only the Compensation Committee of the Board shall be responsible for the determination of Awards that may be granted to directors who are not employees of the Company at the time of grant. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.	Stock Available for Awards

(a) Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to 5,500,000 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Sub-limits. Subject to adjustment under Section 9, the following sub-limits on the number of shares of Common Stock subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per fiscal year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Awards to Directors. The maximum number of shares with respect to which Awards under this Plan may be granted to directors who are not employees of the Company at the time of grant shall be not more than 18,000 per fiscal year to any such director.

(c) Share Counting. An Award that is an Option or an SAR shall be counted against the share limit in Section 4(a) as one (1) share for each share of Common Stock subject to such Award, and an Award that is not an Option or an SAR (a “Full Value Award”) shall be counted against the share limit specified in Section 4(a) as one and seventy-six hundredths (1.76) shares for each share of Common Stock subject to such Full Value Award.

5.	Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonqualified Stock Option.”

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company, any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonqualified Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement; provided, however, that the exercise price shall not be less than 100% of the Fair Market Value (as defined below) at the time the Option is granted.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 8 years.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding, or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law; (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion; and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent permitted by applicable law and by the Board, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2. Substitute Options shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

6.	Stock Appreciation Rights.

(a) General. A Stock Appreciation Right, or SAR, is an Award entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be based solely on appreciation in the fair market value of Common Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Board in the SAR Award.

(b) Grants. SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(c) Exercise. SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person, or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

7.	Restricted Stock; Restricted Stock Units.

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Limitation on Vesting.

(1) Restricted Stock Awards that vest based on the passage of time alone shall be zero percent vested prior to the first anniversary of the date of grant, no more than 43.75% vested prior to the second anniversary of the date of grant, and no more than 68.75% vested prior to the third anniversary of the date of grant. Restricted Stock Awards that vest upon the passage of time and provide for accelerated vesting based on performance shall not vest prior to the first anniversary of the date of grant.

(2) Notwithstanding any other provision of this Plan, the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death or disability of the Participant; estate planning needs of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company; or any other nonrecurring significant event affecting the Company, a Participant or the Plan.

(c) Terms and Conditions. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(d) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

8.	Other Stock-Based Awards.

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Award, including any purchase price applicable thereto.

9.	Adjustments for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan; (ii) the sub-limits set forth in Section 4(b); (iii) the number and class of securities and exercise price per share of each outstanding Option; (iv) the share- and per-share provisions of each SAR; (v) the repurchase price per share subject to each outstanding Restricted Stock Award; and (vi) the share- and per-share-related provisions of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled; (ii) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction; or (iii) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. In connection with a Reorganization Event, the Board shall take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards shall become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice; (iii) provide that outstanding Awards shall become realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event; (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to (a) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (b) the aggregate exercise price of all such outstanding Options or other Awards, in exchange for the termination of such Options or other Awards; (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof); and (vi) any combination of the foregoing.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

To the extent all or any portion of an Option becomes exercisable solely as a result of clause (ii) above, the Board may provide that upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price; such repurchase right (a) shall lapse at the same rate as the Option would have become exercisable under its terms; and (b) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to clause (ii) above.

(3) Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

10.	General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or family partnership established solely for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Such written instrument may be in the form of an agreement signed by the Company and the Participant or a written confirming memorandum to the Participant from the Company. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence, or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Award to such Participant. Except as the Board may otherwise provide in an Award, for so long as the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may deduct, to the extent permitted by law, any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonqualified Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant. Notwithstanding the foregoing, without approval of the Company’s stockholders, the Board may not (i) amend any outstanding Option to provide an exercise price per share that is lower than the then-current exercise price per share of such Option or (ii) other than pursuant to Section 5(g), cancel any outstanding Award in connection with the granting of a substitute Award of the same or different type.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company; (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations; and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. Except as otherwise provided in Section 7, the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Book Entry. Notwithstanding anything to the contrary in this Plan, the Company may, in lieu of issuing a stock certificate representing any shares of Common Stock issued pursuant to the Plan, have such shares held in book entry by the Company’s transfer agent in the name of the Participant.

11.	Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award may be granted unless and until the Plan has been approved by the Company’s stockholders. No Awards shall be granted under the Plan after the completion of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board; or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that, to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); and provided further that, without approval of the Company’s stockholders, no amendment may (i) increase the number of shares authorized under the Plan (other than pursuant to Section 9), (ii) materially increase the benefits provided under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) expand the types of Awards provided under the Plan or (v) make any other changes that require stockholder approval under the rules of the NASDAQ National Market. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

(e) Provisions for Foreign Participants. The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish sub-plans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f) Compliance With Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.

(g) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

AMENDMENT TO

AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN

The Amended and Restated 2006 Stock Incentive Plan (the “2006 Plan”) of Varian Semiconductor Equipment Associates, Inc. is hereby amended such that the following new Subsection 10(j) be added to Section 10 of the 2006 Plan:

“(j)    Performance Awards.

(1)    Grants. Restricted Stock Awards and Other Stock Unit Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(j) (“Performance Awards”), subject to the limit in Section 4(b)(1) on shares covered by such grants. Subject to Section 10(j)(4), no Performance Awards shall vest prior to the first anniversary of the date of grant.

(2)    Section 162(m) Committee. Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a committee (or subcommittee of a committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m) (the “Section 162(m) Committee”). In the case of such Awards granted to Covered Employees, references to the Board or to a committee shall be treated as referring to the Section 162(m) Committee. “Covered Employee” shall mean any person who is, or whom the committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(3)    Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Section 162(m) Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Section 162(m) Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: earnings per share, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings, new business development, achievement of balance sheet or income statement objectives or total shareholder return. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Section 162(m) Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Section 162(m) Committee; and (iii) shall be set by the Section 162(m) Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(4)    Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Section 162(m) Committee may adjust downwards, but not upwards, the number of Shares payable pursuant to such Award, and the Section 162(m) Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(5)    Other. The Section 162(m) Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

Dear Stockholder:

Please take note of the important information enclosed with this proxy. There are a number of issues related to Varian Semiconductor that require your immediate attention and approval. These are discussed in detail in the enclosed proxy statement.

Your vote counts and you are strongly encouraged to exercise your right to vote your shares.

VOTE BY MAIL

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope. Your proxy must be received prior to the Annual Meeting of Stockholders to be held on February 5, 2009.

VOTE BY INTERNET – [www.investorvote.com]

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – [1-800-652-VOTE]

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

Your Internet or telephone vote is valid under Delaware law and authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Your proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE FOR ALL PROPOSALS.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Varian Semiconductor Equipment Associates, Inc.

DETACH HERE	ZVAR82

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

Annual Meeting of Stockholders - February 5, 2009

Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Thomas C. Baker. and Robert J. Halliday, or each of them with full power of substitution, as proxies for those signing on the reverse side to act and vote all shares of common stock of Varian Semiconductor Equipment Associates, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on February 5, 2009 and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the proxy statement for the meeting, and, in their discretion, upon any other matters that may properly come before the meeting. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless those signing on the reverse side shall revoke this proxy in writing, shall deliver a subsequently dated proxy or shall vote in person at the meeting.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

VARIAN SEMICONDUCTOR

C/O COMPUTERSHARE

P.O. BOX 8694

EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZVAR81

3856

☒	Please mark votes as in this example

A vote FOR the director nominee and FOR proposals 2 and 3 is recommended by the Board of Directors.

1.	To elect the following nominees as Class I Directors for the ensuing three years:

	Nominees:	FOR	WITHHELD
	Gary E. Dickerson	☐	☐

	Robert W. Dutton	☐	☐

2.	To further amend the	FOR	AGAINST	ABSTAIN
	Amended and Restated 2006 Stock Incentive Plan to provide guidelines for performance awards in order to comply with the requirements of Internal Revenue Code Section 162(m).	☐	☐	☐

3.	To ratify the selection of	FOR	AGAINST	ABSTAIN
	PricewaterhouseCoopers LLP as Varian Semiconductor’s independent registered public accounting firm for the fiscal year ending October 2, 2009.	☐	☐	☐

Mark box at right if comments or address change have been made on the reverse side of this card.	☐

Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, the signature should be that of an authorized officer who should state his or her title.

Signature:	Date:	Signature:	Date: